                                                                   EXHIBIT 10.43

                            PACIFIC FINANCIAL PLAZA

                                 OFFICE LEASE
                                 ------------



                 CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM,
                  a retirement system created under the laws
                          of the State of California,

                                 as Landlord,


                                      and


                    PACIFIC INVESTMENT MANAGEMENT COMPANY,
                        a Delaware general partnership

                                   as Tenant

                      SUMMARY OF BASIC LEASE INFORMATION


     The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "Pacific Financial Plaza" located in Newport Beach, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.


     TERMS OF LEASE
     (References are to
     the Office Lease)      DESCRIPTION
     ----------------       -----------

1.   Dated as of:           February 19, 1998

2.   Landlord:              CALIFORNIA STATE TEACHERS
                            RETIREMENT SYSTEM, a retirement system created under the laws of the State of California.

3.   Address of Landlord    c/o Compass Management and Leasing, Inc.
     (Section 29.14):       840 Newport Center Drive
      -------------         Suite 690
                            Newport Beach, California 92660
                            Attn:  Property Manager
                            Telephone:  (714) 640-3840

                                   and

                            California State Teachers Retirement System
                            c/o Equitable Real Estate Investment Management Inc. 19800 MacArthur Boulevard
                            Suite 1000
                            Irvine, California 92612
                            Attn:  Asset Manager

                                   and

                            Voss, Cook & Thel LLP
                            840 Newport Center Drive, Suite 700
                            Newport Beach, California 92660
                            Attn:  Mr. Albert J. Thel, Jr.

                                      (i)

4.   Tenant:                PACIFIC INVESTMENT MANAGEMENT COMPANY,
                            a Delaware general partnership

5.   Address of Tenant      840 Newport Center Drive, Suite 300
     (Section 29.14):       Newport Beach, California  92660
      -------------         Attention:  Ernest L. Schmider, General Counsel
                            Telephone:  (714) 640-3160

6.   Premises (Article 1).
               ---------

     6.1  Building:         800 and 840, Newport Center Drive, Newport Beach,
                            California, sometimes referred to herein individually as the "800 Building" and the "840
                            Building," respectively, and collectively as the "Building."

     6.2  Premises:         An aggregate of approximately 94,571 rentable square
                            feet of space located in the Building, inclusive, of all Must Take Space, and having the rentable square footage and Suite Numbers, as set forth below:

                                            Rentable
                             Building    Square Footage   Suite No.
                            ----------   --------------   ---------

                                840          17,185          100
                                840          18,810          200
                                840          18,810          300
                                800           4,316          105
                                             ------

                                Subtotal     59,121
                                             ------

                                         Must-Take Space

                                            Rentable
                             Building    Square Footage   Suite No.
                            ----------   --------------   ---------

                                       TO BE TAKEN IN 1998:
                                800           8,150          550
                                800          18,682          600

                                  TO BE TAKEN UPON EXPIRATION
                                  OF CAL FED LEASE:
                                800           5,609          100
                                800           3,009          150
                                             ------

                                Subtotal     35,450
                                             ------

                                TOTAL        94,571
                                             ======

                                     (ii)

                                        The Premises are depicted on Exhibit "A" attached hereto and incorporated herein by this reference.

     6.3   Number of rentable square
           feet in Building:    279,474

7.   Term (Article 2).
           ---------

     7.1    Lease Term:                 7 years

     7.2    Lease Commencement Date:    April 1, 1998.

     7.3    Lease Expiration Date:      March 31, 2005.

8.   Base Rent (Article 3) (Based on
                ---------
     square footage of Premises
     exclusive of Must-Take Space and
     First Offer Space):

     Months                                Monthly          Annual Rental
 Following Lease         Annual          Installment      Rate per Rentable
Commencement Date       Base Rent        of Base Rent        Square Foot
-----------------     -------------     -------------     -----------------
      1-12            $1,702,684.80      $141,890.40            $28.80
     13-24             1,738,157.40       144,846.45             29.40
     25-36             1,773,630.00       147,802.50             30.00
     37-48             1,844,575.20       153,714.60             31.20
     49-60             1,880,047.80       156,670.65             31.80
     61-72             1,950,993.00       162,582.75             33.00
     73-84             2,021,938.20       168,494.85             34.20

9.   Additional Rent (Article 4).
                      ---------

     9.1  Base Year:                    The calendar year of 1998.

     9.2  Tenant's Share:               Approximately 21.15% exclusive of Must-
                                        Take Space and approximately 30.76%
                                        inclusive of Must-Take Space I and
                                        approximately 33.84% inclusive of all
                                        Must-Take Space.

                                     (iii)

10.  Security Deposit            An amount equal to the monthly installment of
     (Article 21):               Base Rent payable for the calendar month of
      ----------                 September, 2004, based on the size of the
                                 Premises then leased hereunder. See Article 21.

11.  Number of Parking Spaces    Tenant shall be entitled to purchase a maximum
     (Article 28):               number of parking passes equal to an aggregate
      ----------                 of four (4) automobile parking spaces for each
                                 one thousand (1,000) usable square feet of the
                                 Premises from time to time leased hereunder.
                                 Based on the Premises initially leased
                                 hereunder excluding all Must-Take Space, having
                                 fifty-three thousand five hundred sixteen
                                 (53,516) usable square feet, the aggregate
                                 number of parking spaces available for purchase
                                 by Tenant is two hundred fourteen (214) spaces,
                                 of which up to seventy-five (75) are Covered
                                 Reserved, up to one hundred (100) are Covered
                                 Unreserved and the balance are Surface
                                 Unreserved parking permits. Of Tenant's
                                 seventy-five (75) Covered Reserved parking
                                 permits, fourteen (14) are VIP Reserved. Such
                                 VIP Reserved parking spaces are located as
                                 depicted on Exhibit A attached hereto. Tenant's
                                             ---------
                                 additional parking passes for the Must-Take
                                 Space shall be allocated as follows: 14%
                                 Covered Reserved, 25% Covered Unreserved and the balance Surface Unreserved parking spaces.

                                 The monthly parking charges applicable to the parking passes which Tenant is initially entitled to purchase hereunder, including spaces applicable to the Must-Take Space, is as set forth below for the periods indicated:

                                    Months
                                  Following
                                    Lease       Pooled
                                 Commencement   Covered   Covered     Surface
                                     Date      Reserved  Unreserved  Unreserved
                                 ------------  --------  ----------  ----------
                                     1-30      $ 85.00     $65.00      $50.00
                                    31-60      $105.00     $75.00      $60.00
                                    61-84      Prevailing rate (See Article 28)

                                 The monthly parking charge for the fourteen
                                 (14) VIP Reserved parking passes shall be equal to the applicable rate set forth above for Covered Reserved parking passes for the first thirty-six (36) months after the Lease Commencement Date and thereafter shall be at the prevailing rate in the Building for VIP Reserved parking passes. The monthly charge for additional parking passes, if any, shall be at the prevailing rate as set forth in Article 28
                                                                     ----------
                                 hereof.

                                     (iv)

12.  Brokers (Section 29.19):    Landlord's Broker:  Cushman & Wakefield of
              -------------      California, Inc.

                                 Tenant's Broker:  Cushman Realty Corporation

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

                                 "Landlord":

                                 CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM, a retirement system created under the laws of the State of California

                                 By:  ERE Yarmouth Inc., Its investment advisor

                                      By:  /s/ WILLIAM VINCENT
                                           -------------------------------------

                                      Its: Senior Vice President
                                           -------------------------------------


                                 "Tenant"

                                 PACIFIC INVESTMENT MANAGEMENT COMPANY,
                                 a Delaware general partnership

                                 By:   PIMCO Management, Inc., a Delaware
                                       corporation, Managing General Partner


                                       By:  /s/ ERNEST L. SCHMIDER
                                            ------------------------------------

                                       Its: Executive Vice President
                                            ------------------------------------

                                      (v)

                                     INDEX
                                     -----

                       SUBJECT MATTER                                   PAGE
                       --------------                                   ----

ARTICLE 1       PROJECT, BUILDING AND PREMISES                            1
ARTICLE 2       LEASE TERM                                                4
ARTICLE 3       BASE RENT                                                 6
ARTICLE 4       ADDITIONAL RENT                                           6
ARTICLE 5       USE OF PREMISES                                          12
ARTICLE 6       SERVICES AND UTILITIES                                   13
ARTICLE 7       REPAIRS                                                  14
ARTICLE 8       ADDITIONS AND ALTERATIONS                                14
ARTICLE 9       COVENANT AGAINST LIENS                                   16
ARTICLE 10      INSURANCE                                                16
ARTICLE 11      DAMAGE AND DESTRUCTION                                   17
ARTICLE 12      NONWAIVER                                                18
ARTICLE 13      CONDEMNATION                                             19
ARTICLE 14      ASSIGNMENT AND SUBLETTING                                19
ARTICLE 15      SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES         22
ARTICLE 16      HOLDING OVER                                             22
ARTICLE 17      ESTOPPEL CERTIFICATES                                    23
ARTICLE 18      SUBORDINATION                                            23
ARTICLE 19      DEFAULTS; REMEDIES                                       23
ARTICLE 20      ATTORNEYS' FEES                                          25
ARTICLE 21      SECURITY DEPOSIT                                         25
ARTICLE 22      ROOFTOP USE/SATELLITES; ACCESS                           26
ARTICLE 23      SIGNS                                                    28
ARTICLE 24      COMPLIANCE WITH LAW                                      28
ARTICLE 25      LATE CHARGES                                             29
ARTICLE 26      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT     29
ARTICLE 27      ENTRY BY LANDLORD                                        29
ARTICLE 28      TENANT PARKING                                           30
ARTICLE 29      MISCELLANEOUS PROVISIONS                                 30

EXHIBITS

A  OUTLINE OF PREMISES

B  RULES AND REGULATIONS

C  FORM OF NOTICE OF LEASE TERM DATES

D  TENANT WORK LETTER

E  ESTOPPEL CERTIFICATE

F  JANITORIAL SPECIFICATIONS

G  BUILDING STANDARD COMPONENT SPECIFICATIONS

H  HVAC STANDARDS

                         INDEX OF MAJOR DEFINED TERMS
                         ----------------------------


                                                  LOCATION
                                                  OF DEFINITION
DEFINED TERMS                                     IN OFFICE LEASE
-------------                                     ---------------

Additional Rent                                   Section 4.1
Base Rent                                         Article 3
Base Year                                         Section 4.2.1
Building                                          Section 1.1.1
Economic Concessions                              Section 14.3
Estimate                                          Section 4.4.3
Estimated Excess                                  Section 4.4.3
Estimate Statement                                Section 4.4.3
Excess                                            Section 4.4.1
Expense Year                                      Section 4.2.2
Force Majeure                                     Section 29.13
Holidays                                          Section 6.1.1
Lease Commencement Date                           Section 2.1
Lease Expiration Date                             Section 2.1
Lease Term                                        Section 2.1
Lease Year                                        Section 2.1
Notices                                           Section 29.14
Operating Expenses                                Section 4.2.3
Premises                                          Section 1.1.1
Project                                           Section 1.1.2
Project Expenses                                  Section 4.2.4
Rent                                              Section 4.1
Security Deposit                                  Article 21
Statement                                         Section 4.4.2
Tax Expenses                                      Section 4.2.5
Tenant's Share                                    Section 4.2.6
Transfer Notice                                   Section 14.1
Transfer Premium                                  Section 14.3
Transferee                                        Section 14.1
Transfers                                         Sections 14.1, 14.6 and 14.7

                                  OFFICE LEASE
                                  ------------



     This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto as pages (i) through (iv) and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between CALIFORNIA STATE TEACHERS
   ---------
RETIREMENT SYSTEM, a retirement system created under the laws of the State of California ("Landlord") and PACIFIC INVESTMENT MANAGEMENT COMPANY, a Delaware general partnership ("Tenant").



                                   ARTICLE 1
                                   ---------

                         PROJECT, BUILDING AND PREMISES
                         ------------------------------

     1.1  Premises, Building, Project and Common Areas.
          --------------------------------------------

          1.1.1   The Premises.  Upon and subject to the terms, covenants and
                  ------------
conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of
                                                                 -----------
the Summary (the "Premises"), which Premises are located in the building set forth in Section 6.1 of the Summary (the "Building"), reserving, however to
         -----------
Landlord: (i) the sole and exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant, whether by sublease, assignment or otherwise, and all right, title and interest in the economic value of the leasehold estate in the Premises for the Lease Term, all as more fully set forth in Article 14 of this Lease, (ii) all of the Building, except for the space
   ----------
within the inside surfaces bounding the Premises, and except as provided below in this Article 1, and (iii) the rights, interests and estates reserved to
        ---------
Landlord by provisions of this Lease or operation of law. The outline of the Premises is set forth in Exhibit A attached hereto. The rentable square
                         ---------
footages of the Premises and the Building are set forth in Section 6 of the
                                                           ---------
Summary.

          1.1.2   The Building and the Project.  The Building is part of an
                  ----------------------------
office project known as "Pacific Financial Plaza" which contains two seven-story office buildings and a two-level detached commercial structure (individually, the other buildings shall be a "Project Building" or collectively, the "Project Buildings"). The term "Project," as used in this Lease, shall mean (i) the Building, the Project Buildings and the "Common Areas," as that term is defined in Section 1.1.3 below, (ii) the land (which is improved with landscaping,
   -------------
parking facilities and other improvements) upon which the Building, the Project Buildings and the Common Areas are located and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Project except as specifically set forth in the Lease.

          1.1.3   Common Areas.  Tenant shall have the non-exclusive right to
                  ------------
use in common with other tenants in the Project, and subject to the rules, regulations and restrictions attached hereto as Exhibit B (the "Rules and
                                                ---------
Regulations"), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean all common areas in the Project other than the Building

Common Areas, including, without limitation, any parking facilities, fixtures, systems, signs, facilities, gardens, parks or other landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building and may include, without limitation, the common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, and trash areas servicing the Building. The manner in which the Common Areas are maintained and operated shall be at the discretion of Landlord, but shall be maintained in a condition consistent with a class A office project. Landlord reserves the right without notice to Tenant to make alterations or additions to or to change the location of elements of the Project and the Common Areas; provided however, Landlord shall not make any such alterations, additions or changes to the Common Areas which prevent access to the Premises for Tenant's employees and invitees or Tenant's use of the Premises for the uses permitted hereunder.

          1.1.4   Partial Termination Option.  Notwithstanding any provision of
                  --------------------------
this Lease to the contrary but subject to the conditions set forth below, Tenant shall have the one-time option ("Termination Option") to terminate the Lease as to the "Termination Portion" of the Premises (as defined below), which termination shall, subject to the conditions set forth in this Section 1.1.4, be
                                                               -------------
effective as of March 31, 2002 (the "Termination Date"). The term "Termination Portion" of the Premises shall mean that portion of the Premises designated as the "Termination Portion" on Exhibit A attached hereto, which is located within
                             ---------
Suite 550 of the 800 Building. Conditions to Tenant's exercise of the Termination Option shall be that (i) Tenant must provide Landlord with written notification ("Termination Notice") of Tenant's exercise of said Termination Option at least twelve (12) months prior to the Termination Date, and (ii) Tenant shall pay to Landlord concurrently with Tenant's delivery of the Termination Notice, in consideration of Landlord's agreement to so terminate this Lease as to the Termination Portion, an amount ("Termination Fee") equal to the sum of (a) six (6) monthly installments of Annual Basic Rent for the Termination Portion of the Premises (calculated at Two Dollars and Sixty-Five Cents ($2.65) per rentable square foot of the Termination Portion per month), plus (b) the unamortized balance, as of the Termination Date, of the leasing fees allocable to the Termination Portion paid by Landlord to the Brokers referenced in Section 12 of the Summary, with such amortization to be calculated on a straight line basis over the initial eighty-four (84) month Lease Term, plus (c) the unamortized balance, as of the Termination Date, of the Thirty Dollar ($30.00) per usable square foot Tenant Improvement Allowance allocable to the Termination Portion, with such amortization to be calculated over the eighty-four (84) month period from April 1, 1998 until March 30, 2005, based upon equal monthly payments of principal and interest for such amortization period, with interest imputed on the outstanding principal balance at twelve percent (12%) per annum. If Tenant properly and timely exercises the Termination Option, the Lease shall expire as to the Termination Portion of the Premises as of the Termination Date.

          1.1.5   Must-Take Space.  Effective upon the applicable "Must-Take
                  ---------------
Space Commencement Date" (as defined below), the "Must-Take Space" (as defined below) shall be added to and become and be deemed a part of the Premises for all purposes of this Lease. The "Must Take Space" consists of "Must-Take Space I" and "Must-Take Space II." "Must-Take Space I" means an aggregate of twenty-six thousand eight hundred thirty-two (26,832) rentable square feet of space consisting of Suites 550 and 600 in the 800 Building, containing eight thousand one hundred fifty (8,150) and eighteen thousand six hundred eighty-two (18,682) rentable square feet, respectively. "Must-Take Space II" means an aggregate of eight thousand six hundred eighteen (8,618) rentable square feet of space consisting of Suite 100 (5,609 rentable square feet) and Suite 150 (3,009 rentable square feet), each of which Suites is located in the 800 Building.

            As of the date of execution of this Lease, Must-Take Space I is leased by Federal Express Corporation under a lease (the "Fed Ex Lease") having an expiration date of August 31, 1998 and Must-Take Space II is leased by California Federal Bank (the "Cal Fed Lease"), a portion of which (Suite 100) is occupied by an affiliate of Tenant, and the balance of which is occupied by a subtenant not affiliated with Tenant, each under a sublease under the Cal Fed Lease. The expiration date of the Cal Fed Lease is June 1, 2002, subject to an option to extend the term of the Cal Fed Lease to May 31, 2012. Landlord agrees to use Landlord's commercially reasonable efforts to terminate the Fed Ex Lease as soon as reasonably practicable. The parties do not contemplate that Landlord will be able to terminate the Cal Fed Lease. Assuming that Landlord is successful in arranging an early termination of the Fed Ex Lease, the estimated "Must-Take Space Commencement Date" (that is, the date Landlord tenders possession of the applicable Must-Take Space to Tenant) is (i) April 15, 1998 for Must-Take Space I. The estimated "Must-Take Space Commencement Date" for Must-Take Space II is immediately upon termination of the Cal Fed Lease with respect to the applicable Must-Take Space II. Tenant acknowledges and agrees that Tenant shall accept the Must Take Space in its OAS ISO condition and that Tenant may construct improvements in the Must Take Space pursuant to the terms of the Tenant Work Letter attached hereto as Exhibit D; provided
                                                   ---------
however, that the Tenant Improvement Allowance shall be Thirty Dollars
($30.00) for all Must-Take Space other than Suite 100 of Must-Take Space II, for
                                 ----- ----
which Suite 100 the Tenant Improvement Allowance shall be Five Dollars ($5.00) per usable square foot.

            1.1.5.1  Must-Take Space Rent Commencement Date.  Tenant's
                     --------------------------------------
obligation to pay Base Rent for the Must-Take Space shall commence on the applicable "Must-Take Space Rent Commencement Date" (as defined below), provided that Landlord hereby agrees to waive the payment of Base Rent for five thousand nine hundred forty-six (5,946) rentable square feet of Must Take Space I for the first six (6) months after the Must-Take Space Rent Commencement Date for Must Take Space I. The "Must-Take Space Rent Commencement Date" shall be that date which is the earlier to occur of the date Tenant commences to conduct business in the applicable Must-Take Space or sixty (60) days after the Must-Take Space Commencement Date (that is, the date Landlord tenders possession of the applicable Must-Take Space to Tenant vacant and free of the existing leases with respect thereto).

            1.1.5.2  Must-Take Terms.  Effective as of the Must-Take Space
                   ---------------
Commencement Date, the Must-Take Space shall be added to and become and be deemed a part of the Premises, and all adjustments shall be made in the Lease which are appropriate to reflect such addition to the Premises; provided however, that Tenant's obligation to pay Base Rent, the proportionate increase in Tenant's Share and the number of Tenant's parking passes which Tenant is entitled to purchase shall not occur until the applicable Must-Take Space Rent Commencement Date. The term for the Must-Take Space shall be coterminous with the remaining Term of the Lease and the monthly Base Rent applicable to the Must-Take Space shall be the Base Rent on a per rentable square foot basis which is applicable to the Premises, from time to time, during the remaining Lease Term. All other terms and provisions of the Lease shall also be applicable to the Must-Take Space.

    1.1.6   Right of First Offer.  Tenant shall have the right of first
            --------------------
offer during the Lease Term to lease any available space other than space leased to Tenant consisting of: (i) at least two thousand (2,000) rentable square feet in the 840 Building (the "840 First Offer Space"); and (ii) any space on the third (3rd), fourth (4th), or fifth (5th) floors of the 800 Building (the "800 First Offer Space"), pursuant to the following terms of this Section 1.1.6.
                                                             -------------
Space in the Building shall be considered to be "available" if no other tenant is leasing such space, has the right to lease such space, to expand into such space, or to extend the term of its lease for such space and with regard to space which is leased by a tenant, such space shall be considered to become available upon expiration of the term of such tenant's lease of such space only if Landlord and such tenant fail to reach agreement for the extension of the term of such tenant's lease, whether pursuant to a formal extension option contained within such tenant's lease or, with respect to space in the Building other than space located on the fifth floor of the 800 Building, otherwise, in either case within thirty (30) days after such expiration date or such longer period of time as may be necessary in order to complete any arbitration, appraisal or similar procedure set forth in a formal extension option. The 840 First Offer Space and the 800 First Offer Space are sometimes referred to herein collectively as the "First Offer Space." If Tenant objects to Landlord's determination of the Fair Market Rental Value for any First Offer Space within the applicable time period set forth below, then Tenant may elect to lease such space within such period and the Fair Market Rental Value shall be determined by arbitration in the manner provided in Section 2.2.3.1 through Section 2.2.3.7 hereof. Landlord and
                   ---------------         ---------------
Tenant agree to use their good faith efforts to agree upon the Fair Market Rental Value for the applicable First Offer Space during the applicable period prior to arbitration being instituted.

     1.1.6.1  Procedure for Offer.
              -------------------

              1.1.6.1.1    840 First Offer Space.  Landlord agrees that
                           ---------------------
during the Lease Term, Landlord shall deliver written notice to Tenant (the "840 First Offer Notice") prior to the first time that any 840 First Offer Space
                                  -----
shall hereafter become available for lease to third parties. The 840 First Offer Notice shall describe the space which is available (including, without limitation, Landlord's determination of the rentable square footage thereof), and shall set forth (i) the anticipated date on which the applicable 840 First Offer Space will be available for lease by Tenant and the commencement date therefor, and (ii) Landlord's determination of Fair Market Rental Value for such 840 First Offer Space. If Tenant is interested in leasing the 840 First Offer Space, Landlord and Tenant shall, for a period of ten (10) days after the date of Tenant's receipt of the 840 First Offer Notice with respect to such space, attempt to reach agreement as to the terms for Tenant's lease of such space. If Landlord and Tenant are unable to reach agreement within such ten (10) day period, then Landlord shall be free to lease all or a portion of such space to any third party upon any terms; provided however, with respect only to space located on the fourth floor of the 840 Building, if Landlord does not enter into a lease with a third party within one hundred twenty (120) days following the expiration of such ten (10) day period, or if Landlord is not pursuing lease negotiations with a third party tenant at the next time Tenant exercises its First Offer right under this Section 1.1.6.1.1, then Tenant's First Offer right
                             -----------------
set forth herein shall be reinstated and the procedures of this Section
                                                                -------
1.1.6.1.1 shall be repeated.
---------

              1.1.6.1.2    800 First Offer Space.  Landlord agrees that during
                           ---------------------
the Lease Term, Landlord shall deliver written notice to Tenant (the "800
First Offer Notice") up to eight (8) months but not less than ninety (90) days prior to each time that any 800 First Offer Space shall hereafter become available for lease to third parties. The 800 First Offer Notice shall describe the space which is available (including, without limitation, Landlord's determination of the rentable square footage thereof, the anticipated date on which the 800 First Offer Space will be available for lease by Tenant and the commencement date therefor), and shall set forth Landlord's determination of Fair Market Rental Value with respect to such space. Within sixty (60) days after Tenant's receipt of each 800 First Offer Notice (the "800 First Offer Response Date"), Tenant must give Landlord written notice pursuant to which Tenant either (i) elects to lease the 800 First Offer Space at Fair Market Rental Value for a term coterminous with the Term hereof; or (ii) elects not to lease such 800 First Offer Space. If Tenant does not so respond in writing to Landlord's notice on or before the 800 First Offer Response Date, or has responded in accordance with clause (ii) above, Landlord may lease the 800 First Offer Space to any third party on terms comparable to those offered to Tenant, as conclusively evidenced by execution of a lease with a third party tenant; provided however, if Landlord does not enter into a lease with a third party within one hundred twenty (120) days following the earlier of Landlord's receipt of Tenant's response to Landlord's notice or the 800 First Offer Response Date, or if Landlord is not pursuing lease negotiations with a third party tenant at the next time Tenant exercises its First Offer right under this Section
                                                                -------
1.1.6.1.2, then Tenant's First Offer right set forth herein shall be reinstated
---------
and the procedures of this Section 1.1.6.1.2 shall be repeated.  Tenant's
                           -----------------
obligation to pay Rent for the First Offer Space shall commence upon the earlier of the sixtieth (60th) day following the date Landlord tenders possession of the applicable First Offer Space to Tenant or the date Tenant commences to do business in such space. Notwithstanding anything contained herein to the contrary, the 800 First Offer Right may not be exercised during the last twelve (12) months of the Term (as adjusted and extended from time to time).

              1.1.6.2   Suspension of Right of First Offer.  At Landlord's
                        ----------------------------------
option, Tenant shall not have the right to lease the First Offer Space as provided in this Section 1.1.6 so long as Tenant, as of the date of receipt of
                 -------------
the First Offer Notice by Tenant, or as of the date of delivery of such First Offer Space to Tenant, is in material, monetary default under this Lease after expiration of all applicable cure periods.

              1.1.6.3   First Offer Right Personal to Tenant.  Tenant's First
                        ------------------------------------
Offer Right set forth in this Section 1.1.6 is personal to, and shall only be
                              -------------
exercised by, the originally named Tenant under this Lease or a permitted assignee pursuant to Section 14.7 hereof (and may not be exercised by any other
                     ------------
assignee, subtenant or other transferee of Tenant's interest in this Lease or the premises leased by Tenant), and shall only be available to Tenant when Tenant is in actual possession and physical occupancy of at least ninety-five percent (95%) of the entire space leased by Tenant within the Building other than the Termination Portion in the event Tenant has exercised Tenant's Termination Option pursuant to Section 1.1.4 of this Lease.
                               -------------

              1.1.6.4   No Additional Expansion Rights.  Tenant shall not have
                        ------------------------------                ---
the right to lease greater than an aggregate total of ninety-nine thousand (99,000) rentable square feet in the Building, including without limitation, any space which has been assigned to or subleased by Tenant or Affiliates of Tenant, but excluding all storage space held by Tenant in the Building. This Section
                                                                      -------
1.1.6 constitutes all of the rights of Tenant to expand the Premises.
-----

     1.2  Verification of Rentable Square Feet of Premises and Building.  For
          -------------------------------------------------------------
purposes of this Lease, "rentable square feet" shall be calculated using as a guideline the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 as reasonably modified by Landlord ("BOMA"), provided that the rentable square footage of the Building and other buildings in the Project shall include all of (and the rentable square footage of the Premises therefore shall include a portion of) (i) the Building Common Areas and (ii) the occupied space of the portion of the Project dedicated to the service of the Project. The rentable square feet of the Premises, Building and the Project have been measured by Landlord's space accountant and are set forth in the Summary and the measurements set forth in the Summary shall be conclusive and binding upon the parties and not subject to remeasurement.


                                   ARTICLE 2
                                   ---------

                                   LEASE TERM
                                   ----------

     2.1  Term.  The terms and provisions of this Lease shall be effective as of
          ----
the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the
             -----------
"Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall
                                        -----------
terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of
                                                                 -----------
the Summary, unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, which
                                            ---------
Tenant shall execute and return to Landlord within fifteen (15) days of receipt thereof.

     2.2  Extension of Initial Term.  Tenant shall have the right, at Tenant's
          -------------------------
option, to extend the Lease Term for one (1) renewal term of five (5) years commencing on April 1, 2005 and expiring on March 31, 2010 (the "Option Term"). Tenant's option to extend the term of the Lease shall apply to the entire Premises leased by Tenant as of the last day of the initial Lease Term, including without limitation all Must-Take Space and First Offer Space actually added to the Premises in such Building, exclusive of the Termination Portion if Tenant has exercised Tenant's Termination Option pursuant to Section 1.1.4 of
                                                             -------------
this Lease; provided however, Tenant, in Tenant's sole discretion, may elect to extend the term of this Lease only with respect to all of such Premises leased by Tenant as of the last day of the initial Lease Term in either the 800 Building or the 840 Building. The total rent (collectively, "Rent") payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Value" for the Premises. The term "Fair Market Rental Value" shall mean the per rentable square foot rental rate per month (including operating cost and tax payments and considering any "base year" or "expense stop" applicable thereto), including all escalations at which, as of the commencement of the Option Term, landlords are leasing non-renewal, non-sublease, non-encumbered, non-equity space comparable in size, quality and location to the Premises for a comparable term, which comparable space is located in the Building and in office buildings of comparable size, location, amenities, services and quality of construction in the Newport Center area of Newport Beach, California area, taking into consideration all monetary concessions being granted in connection with such comparable space, including, without limitation, the following concessions (collectively, the "Rent Consessions"): (a) rental abatement concessions, if any, being granted in connection with such comparable space, (b) tenant improvements or allowances being given in connection with such comparable space, provided that such rent shall take into account, and deduct the value of, the existing improvements in the Premises, with such value to be based upon the age, quality and layout of the improvements and the extent to which they can be utilized by Tenant and acknowledging that the precise tenant improvements in the Premises are specifically suitable to Tenant, (c) all other monetary concessions, if any, being granted such tenants in connection with such comparable space, including without limitation any lease buy-outs, and (d) with respect to any First Offer Space, Landlord's payment of broker's fees and commissions (if any), moving allowances, buy-outs of prior leases, Landlord's payment or reimbursement of termination fees for prior leases, the value of extraordinary services, free or reduced-rate parking privileges, reduced rent or free rent, options to extend at fixed or below market rates, and all other concessions having economic value granted to tenants; provided, however, that in calculating the Fair Market Rental Value with respect to space other than First Offer Space, no consideration shall be given to (x) any rental abatement granted such tenants in connection with the construction of improvements in the comparable space, or (y) the fact that Landlord is not required to pay a real estate brokerage commission in connection with such transaction and landlords are or are not paying a commission in connection with such comparable transactions.

          2.2.1 If in determining the Fair Market Rental Value, Rent Concessions are granted as provided above, Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant the Rent Concessions to Tenant in the form as described above (e.g., as free rent and/or an improvement allowance), and/or (B) to grant Tenant the present value of any or all of the Rent Concessions in the form of free rent or reduced "face" or "stated" rental, which reduction in rental shall be calculated on a dollar-for-dollar basis over a period and in installments as determined by Landlord (in which case the Rent Concession(s) converted into free rent or rental deduction shall not be granted to Tenant).

          2.2.2 Tenant shall have the right, but not the obligation, to deliver written notice to Landlord after January 1, 2004 but in any event no
                                                                          --
later than June 30, 2004, stating that Tenant is interested in exercising its
----- ----
option to extend the Lease Term ("Tenant's Notice of Interest"). In the event that Tenant shall timely deliver to Landlord Tenant's Notice of Interest, Landlord, within the later to occur of sixty (60) days after Landlord's receipt of Tenant's notice of Interest or May 31, 2004, shall deliver to Tenant a notice ("Option Rent Notice"), setting forth the Landlord's determination of the Option Rent. In no event shall Tenant's delivery of Tenant's Notice of Interest be a condition precedent to Tenant's exercise of the extension option, but shall instead only be a condition precedent to Landlord's obligation to deliver the Option Rent Notice. Regardless of whether Tenant delivers Tenant's Notice of Interest, Tenant shall exercise the extension option only by delivery to Landlord of written notice of such exercise on or before June 30, 2004, but not before April 1, 2004.

          2.2.3 Upon Tenant's exercise of Tenant's extension right hereunder or expansion right with respect to any First Offer Space, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Value using their good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's exercise of such right (the "Outside Agreement Date"), then each party shall make a separate determination of the Fair Market Rental Value within five (5) days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.2.3.1 through
                                                     ---------------
Section 2.2.3.7 below.
---------------

                  2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of first-class commercial high-rise properties in the Newport Center area of Newport Beach, California. The determination of the arbitrators shall be limited solely to the issue as to whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 2.2 above. Each such arbitrator shall be appointed
                -----------
within fifteen (15) days after the applicable Outside Agreement Date.

                  2.2.3.2  The two arbitrators so appointed shall within ten
(10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                  2.2.3.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Value, and shall notify Landlord and Tenant thereof.

                  2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                  2.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                  2.2.3.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.3.
                              -------------

                  2.2.3.7 Landlord shall be responsible for the cost of the arbitrator appointed by Landlord, Tenant shall be responsible for the cost of the arbitrator appointed by Tenant, and Landlord and Tenant shall equally share the cost of the third arbitrator and all other costs of the arbitration proceeding.

     2.3  Termination of Prior Lease. Tenant currently leases a portion of the
          --------------------------
Premises from Landlord under that certain Lease Agreement dated May 4, 1984, as amended by a First Amendment to

Lease dated March 23, 1987, Second Amendment to Lease dated August 19, 1987, Third Amendment to Lease dated January 8, 1988, Fourth Amendment to Lease dated March 31, 1989, Fifth Amendment to Lease dated June 30, 1989, Sixth Amendment to Lease dated December 21, 1990, Seventh Amendment to Lease dated January 30, 1991, Eighth Amendment to Lease dated January 1, 1994, and a Ninth Amendment to Lease dated September 1, 1994 and a letter agreement dated August 26, 1988 (collectively, the "Original Lease"), and the term of the Original Lease expires on March 31, 1998. In addition, PIMCO Advisors L.P., a Delaware limited partnership and an Affiliate of Tenant ("PIMCO Advisors") currently leases a portion of the Premises consisting of Suite 105 of the 800 Building from Landlord under that certain Office Lease dated July 19, 1995 (the "Advisors Lease"), and the term of the Advisors Lease expires on May 31, 2002. By execution of this Lease by Landlord and Tenant, Tenant acknowledges and agrees that the term under the Original Lease expires on March 31, 1998 and that the Original Lease shall be of no further force or effect whatsoever on and after March 31, 1998, except for any indemnification obligations of Landlord or Tenant and except for other provisions of the Original Lease which specifically state that such provisions are to survive the expiration or termination of the Original Lease. Landlord and Tenant agree that the Storage Space Agreements between Landlord and Tenant dated February 28, 1989, August 23, 1991 and March 9, 1994 (collectively, the "Storage Space Agreements") shall remain in full force and effect and survive termination of the Original Lease and the Advisors Lease. Concurrently with execution of this Lease, Tenant shall cause PIMCO Advisors to enter into a lease termination agreement with Landlord with respect to the Advisors Lease, which lease termination agreement shall provide that the Advisors Lease shall terminate on, and be of no further force or effect after, March 31, 1998, except for any indemnification obligations of PIMCO Advisors and except for other provisions of the Advisors Lease which specifically state that such provisions are to survive the expiration or termination of the Advisors Lease. Tenant acknowledges that Tenant is familiar with the condition of the Premises since Tenant and PIMCO Advisors have been and are currently occupying the Premises under the Original Lease and the Advisors Lease. Tenant also acknowledges that Landlord is not obligated to make any leasehold improvements to the Premises under this Lease and that Tenant is accepting possession of the Premises under the OAS ISO condition of the Premises, subject to Landlord's payment to Tenant of the Tenant Improvement Allowance pursuant to Section 2.1
                                                                  -----------
of the Work Letter attached hereto as Exhibit D.
                                      ---------


                                   ARTICLE 3
                                   ---------

                                   BASE RENT
                                   ---------

     Tenant shall pay, without notice or demand, to Landlord at a lockbox designated by Landlord, or at such other place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in the State of California) or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary
                                                 ---------
(subject to any adjustment pursuant to Section 1.2), payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before
                             ---------
the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever except as expressly permitted herein. If any "Rent," as that term is defined in Section 4.1, below, payment date (including
                                   -----------
the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                   ---------

                                ADDITIONAL RENT
                                ---------------

     4.1  Additional Rent.  In addition to paying the Base Rent specified in
          ---------------
Article 3 of this Lease, commencing on the first (1st) day of the thirteenth
---------
(13th) month after (i) the Lease Commencement Date (including the Must-Take Space then leased hereunder), or (ii) the applicable Must-Take Space Commencement Date with respect to other Must-Take Space, Tenant shall pay as additional rent "Tenant's Share" of the annual "Project Expenses," as those terms are defined in Sections 4.2.6 and 4.2.4 of this Lease, respectively, to
                     ------------------------
the extent such Project Expenses are in excess of Tenant's share of Project Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1
                                                                   -------------
of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional
                                                       ---------
Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration
                                         ---------
of the Lease Term.

     4.2  Definitions.  As used in this Article 4, the following terms shall
          -----------                   ---------
have the meanings hereinafter set forth:

          4.2.1   "Base Year" shall mean the period set forth in Section 9.1 of
                                                                 -----------
the Summary.

          4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Project, in such amounts as Landlord may reasonably determine; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (v) the cost of parking area repair and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix)
payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project; (x) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, as its prime rate, plus 2% per annum [the "Interest Rate"]) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; and (xi) the cost of capital improvements incurred in connection with the Project (A) which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Project in the whole or in part, (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or (C) that are required under any governmental law or regulation; provided however, Operating Expenses shall not include such costs for compliance with the Americans with Disabilities Act of 1990 (the "ADA"), except to the extent of modifications or amendments to the ADA or regulations promulgated thereunder hereinafter enacted or adopted, as the case may be, and further provided that Operating Expenses shall not include costs of compliance with the ADA to the extent such costs are incurred by the specific unconventional, unique or exceptional use of another tenant of the Building; provided further, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as determined in accordance with generally accepted accounting principles consistently applied. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound real estate management principles, to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include (A) except as otherwise set forth above in this Section 4.2,
                                                        -----------
depreciation, interest and amortization on mortgages, or ground lease payments, if any; (B) legal fees incurred in negotiating and enforcing tenant leases; (C) real estate brokers' leasing commissions; (D) initial improvements or alterations to tenant spaces; (E) the cost of providing any service directly to and paid directly by any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease; and (G) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party. Except as specifically permitted within the definition of "Operating Expenses" set forth above, Operating Expenses shall also exclude the following: (i) any ground lease rental; (ii) costs incurred by
     -------
Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is entitled to reimbursement for such costs other than through the operating costs pass-through provisions of such tenant leases; (iii) costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building or the common areas thereof to the extent that Landlord is reimbursed by insurance or condemnation proceeds or by tenants, warrantors or other third persons (other than through operating cost pass throughs); (iv) costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (v) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (vi) except to the extent otherwise expressly set forth above in this Section 4.2, costs of a capital nature, including, without limitation,
        -----------
capital improvements, capital replacements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied; provided, however, that the following costs only (amortized over the useful life of the improvement together with interest at the lower of Landlord's then current cost of unsecured financing or the maximum rate allowed by law on the unamortized balance) of the following capital improvements, repairs, replacements, equipment and tools shall be included in the definition of operating costs: (a) capital improvements, repairs, replacements, equipment and tools made to comply with any law or governmental regulation, where such governmental requirement did not apply prior to April 1, 1998; (b) capital improvements, repairs, replacements, equipment and tools which reduce operating costs, where the cost of such capital improvement, repair, replacement, equipment or tools is less than the amount of operating costs reasonably anticipated to be saved over the anticipated useful life of the item; and (c) any other capital improvements, repairs, replacements, equipment and tools not to exceed Ten Thousand Dollars ($10,000.00) in any calendar year;
(vii) brokerage commissions, tenant incentives, finders' fees, attorney's fees, advertising expenses, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building; (viii) interest on debt or amortization on any mortgage or mortgages encumbering the Building or the common areas thereof; (ix) Landlord's general corporate overhead; (x) subject to the same three (3) exceptions set forth in clause "(vi)" above, rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except operating/maintenance equipment not affixed to the Building or common areas which is used in providing janitorial or similar services; (xi) costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and common areas thereof; (xii) advertising and promotional expenditures; (xiii) costs incurred in connection with the operation of the parking facilities (other than insurance and taxes); (xiv) taxes and assessments attributable to the tenant improvements or property of other tenants of the Building to the extent such improvements are assessed at or above a level for which Tenant would be individually responsible under the Lease; (xv) costs incurred to correct any defect in the original construction of the Building or common areas thereof; (xvi) repairs, alterations, additions, improvements or replacements made to rectify or correct any latent defect in the design, materials or workmanship of the Building or common areas; (xvii) repairs or replacements covered by warranties or guaranties to the extent of service or payment thereunder; (xviii) repairs or replacements to the common areas for which Tenant is obligated to pay directly under this Lease, or for which other tenants are obligated to pay directly, to the extent of receipt of such payments; (xix) damage and repairs of a capital nature to the common areas attributable to condemnation, fire or other casualty, and damage and repairs of a non-capital nature to the common areas attributable to condemnation, fire or other casualty, in each case to the extent of awards or insurance proceeds received by Landlord; (xx) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents and to the extent Landlord can identify such persons and collect the costs of any such damages or repair therefrom (with Landlord using Landlord's commercially reasonable efforts to do so), other tenants and their employees, contractors or agents; (xxi) executive salaries or salaries of service personnel (including the Building superintendent) to the extent that such service-personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or common areas; (xxii) accountants' fees and other expenses associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof; (xxiii) costs incurred with respect to the repair and maintenance of the Common Area due to (1) violation by Landlord of the terms and conditions of any provision of the Lease or any other lease in the Building; (2) violation by any other tenant in the Building of the terms and conditions of any lease of space in the Building to the extent of recovery of such costs from such violating parties or from third parties; or (3) violation by Landlord of any governmental rule or authority; (xxiv) services, installations, or benefits furnished to some tenants which are not furnished to Tenant or quantities of such services furnished to some tenants which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (xxv) compensation and related costs of Landlord's employees above the level of Project manager; (xxvi) that portion of the costs of goods or services supplied to the Project by Landlord or an affiliate of Landlord in excess of the cost of such goods or services if supplied by other vendors in the Newport Center area of Newport Beach, California; (xxvii) the cost of abating any Hazardous Materials at or on the Project as of the Lease Commencement Date or thereafter on the Project except to the extent Landlord is unable, after using Landlord's commercially reasonable efforts to do so, to identify the person(s) or entity(ies) responsible for any such Hazardous Materials being on the Project and to collect the cost of removal therefrom; and (xxviii) any amount or fee allocated as a management fee for the Project in excess of the actual management fee paid by Landlord for the management of the

Project. In no event shall any portion of any expense be included as an Operating Expense if recovered from Tenant or any other tenant of the Project under any provision of such tenant's lease other than that pertaining to recovery of Operating Expenses. Landlord shall not collect in excess of one hundred percent (100%) of all Operating Expenses from the tenants of the Building. If Landlord does not carry earthquake or any other insurance during the Base Year (calendar year 1998) but carries earthquake or such other insurance during any subsequent calendar year, then for purposes of calculating Operating Expenses payable by Tenant during such subsequent calendar year, Operating Expenses for the Base Year shall be deemed to be increased by the amount which Landlord would have incurred had Landlord carried such insurance during such Base Year.

          4.2.4 "Project Expenses" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Project were fully constructed and the Project, and all tenant improvements in the Project were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately. Tax Expenses which are levied on a fiscal year basis shall be deemed to apply one-twelfth (1/12th) to each calendar month in such fiscal year.

                  4.2.5.1  Tax Expenses shall include, without limitation:

                           (i) Any assessment, tax, fee, levy or charge in
addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                           (ii) Any assessment, tax, fee, levy, or charge
allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                          (iii)  Any assessment, tax, fee, levy or charge, upon
this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                          (iv)   Any possessory taxes charged or levied in lieu
of real estate taxes.

                 4.2.5.2 Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord. The amount of Tax Expenses for the Base Year attributable to the valuation of the Real Property, inclusive of tenant improvements, shall be known as "Base Taxes." If, in any comparison year subsequent to the Base Year, the amount of Base Taxes decreases, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Year shall be decreased by an amount equal to the decrease in Tax Expenses.

                 4.2.5.3 Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1 and levied in whole
     -------------                         ---------------
or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project),
(ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.6 of this Lease.
             -----------

          4.2.6  "Tenant's Share" shall mean the percentage set forth in

Section 9.2 of the Summary.  Tenant's Share was calculated by multiplying the
-----------
number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Project. In the event either the Premises and/or the Project is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

     4.3  Allocation of Project Expenses to Tenants of the Project.  Landlord
          --------------------------------------------------------
shall have the right, from time to time, to equitably allocate some or all of the Operating Costs and Taxes for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Operating Costs and Taxes within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in the manner provided in Section 4.2.6.

     4.4  Calculation and Payment of Additional Rent.
          ------------------------------------------

          4.4.1   Calculation of Excess.  Subject to the first sentence of
                  ---------------------
Section 4.1, if for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Project Expenses for such Expense Year exceeds Tenant's Share of the amount of Project Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as
                                            -------------
Additional Rent, an amount equal to the excess (the "Excess"). Any Excess for a partial Expense Year during the Lease Term shall be prorated at a per diem rate based on the actual number of days of the Lease Term occurring within such Expense Year.

          4.4.2   Statement of Actual Project Expenses and Payment by Tenant.
                  ----------------------------------------------------------
Landlord shall deliver to Tenant, on or before the first day of May following the end of each Expense Year or as soon thereafter as reasonably practicable, a statement (the "Statement") which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.4
                                                               -------------
below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4; provided however, that Tenant shall not be responsible for any Excess not billed to Tenant within two (2) years after the end of the applicable Expense Year. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of
                                                               -------------
this Lease. The provisions of this Section 4.4.2 shall survive the
                                   -------------
expiration or earlier termination of the Lease Term.

          4.4.3   Statement of Estimated Project Expenses.  In addition,
                  ---------------------------------------
Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Project Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's share of Project Expenses allocated to the tenants of the Building, which shall be based upon the Estimate, to Tenant's share of Project Expenses applicable to the Base Year, which Estimate Statement may be revised and reissued by Landlord not more frequently than once during any Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate
                                        ---------
Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimated Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this

Section 4.4.3).  Such fraction shall have as its numerator the number of months
-------------
which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.5  Allocation of Project Expenses.  Notwithstanding anything to the
          ------------------------------
contrary set forth in this Article 4, when calculating the Project Expenses for
                           ---------
the Base Year, such Project Expenses shall not include any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, and Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages and amortized costs relating to capital improvements.

     4.6  Taxes and Other Charges for Which Tenant Is Directly Responsible.
          ----------------------------------------------------------------
Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of Landlord's invoice therefor for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          4.6.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises;

          4.6.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, any portion of the Project or the parking facility used by Tenant in connection with this Lease; or

          4.6.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.7  Landlord's Books and Records.  Within one hundred twenty (120) days
          ----------------------------
after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, Tenant shall have the right to have an audit conducted of Landlord's books and records relating to Project Expenses by an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm), or consultant with at least five (5) years experience examining Project Expenses working on a non-contingent fee basis, in each case mutually agreed upon by Landlord and Tenant; provided however, Tenant shall pay any such disputed amount pending completion of such audit. Notwithstanding anything to the contrary set forth herein, the audit with respect to Project Expenses for the first three (3) Expense Years during the Lease Term may be deferred until the date one hundred twenty (120) days after Tenant receives the Statement for the third Expense Year occurring during the Lease Term. The amounts payable under this Lease by Landlord to Tenant or Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of five percent (5%) of the Operating Expenses previously made by Tenant for such calendar year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Section 4.7 within the time permitted herein, such Statement
                   -----------
shall be conclusively binding upon Landlord and Tenant.

     4.8  Ownership of Building.  Anything contained in the Lease to the
          ---------------------
contrary notwithstanding, Tenant acknowledges and agrees that for so long as the Building is owned by the state or any local public entity or government, including without limitation a state public retirement system, the Lease and Tenant's interest hereunder may constitute a possessory interest subject to property taxation and as a result Tenant may be subject to the payment of property taxes levied on that interest. In addition, for so long as the Building is owned by a state public retirement system, the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest upon which property taxes will be based will equal the greater of (A) the full cash value of the possessory interest, or (B) if Tenant has leased less than all of the building, Tenant's Share of the full cash value of the Building that would have been enrolled if the Building had been subject to property tax upon acquisition by the state public retirement system. Tenant's Share will be the number of rentable square feet of Tenant's Premises divided by the total number of rentable square feet of the Building.


                                   ARTICLE 5
                                   ---------

                                USE OF PREMISES
                                ---------------

     5.1  General Provisions.  Tenant shall use the Premises solely for
          ------------------
investment counseling, investment supervision and any other general office purposes, consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion; provided, however, that if the current fitness center in the

Building becomes a part of the Premises, Tenant may continue to use such space as a fitness center. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project, but shall use reasonable efforts to apply such Rules and Regulations in a non-discriminatory manner against all Project tenants. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

     5.2  Other Terms.
          -----------

          5.2.1   Prohibition.  Except for reasonable quantities of products
                  -----------
customarily used in an office environment in accordance with the manufacturer's instructions and with reasonable care, Tenant shall not cause or permit any "Hazardous Material" as that term is defined below, to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Project by Tenant, its affiliates, agents, employees, contractors, sublessees or assignees. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the foregoing prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees or assignees. In the event that Hazardous Materials are discovered upon, in, or under the Project, and any governmental agency or entity having jurisdiction over the Project requires the removal of such Hazardous Material, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Project by Tenant or its affiliates, agents, employees, contractors, sublessees or assignees. Landlord shall indemnify, defend, protect, and hold Tenant harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from any Hazardous Materials being located on, in, under or about the Project in excess of levels permitted by applicable law by Landlord or Landlord's agents, employees or contractors and except as may be disclosed in that certain Phase I Environmental Site Assessment prepared by Hillman Environmental Company, dated October, 1991, with respect to the Project, a copy of which has been delivered to and reviewed by Tenant. Landlord represents and warrants to Tenant that to Landlord's knowledge the Premises, including the Must-Take Space, does not contain any asbestos containing materials ("ACM's") and any ACM's located on the Premises as of the Lease Commencement Date (or the applicable Must-Take Space Commencement Date with respect to Must-Take Space) shall be removed at Landlord's sole expense.

          5.2.2   Notice Requirements.  Notwithstanding the foregoing, Tenant
                  -------------------
shall not take any remedial action in or about the Premises, the Building or the Project without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Project or any portion thereof caused by or otherwise known to Tenant; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials and known to Tenant; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, or, under or about or removed from the Premises, the Building or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith, which reports are made by or known to Tenant. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Hazardous Materials in or about the Premises or Project. The respective rights and obligations of Tenant and Landlord under this Article 5 shall survive the expiration or earlier
                        ---------
termination of this Lease.

          5.2.3   Definitions.  As used in this Lease, the term "Hazardous
                  -----------
Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.


                                   ARTICLE 6
                                   ---------

                             SERVICES AND UTILITIES
                             ----------------------

     6.1  Standard Tenant Services.  Landlord shall provide the following
          ------------------------
services on all days during the Lease Term, unless otherwise stated below.

          6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and not more than two (2) other locally or nationally recognized holidays as to which Tenant receives prior written notice (collectively, the "Holidays") in accordance with the standards set forth on

Exhibit "H".
-----------

          6.1.2 Landlord shall provide heating, ventilating and air conditioning ("HVAC") in accordance with the standards referenced in Section
                                                                     -------
6.1.1, and electrical wiring, facilities and power for normal general office use
-----
as determined by Landlord in substantially the same manner and capacities as Landlord has heretofore provided such items to Tenant under the Original Lease. Electrical service shall be available twenty-four (24) hours per day, every day of the year, subject to the provisions of this Lease. Tenant shall bear the cost of replacement of non-Building standard lamps, starters and ballasts for lighting fixtures within the Premises. Landlord shall provide from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., except on the Holidays, an average of six (6) watts of electricity connected load per rentable square foot of the Building for HVAC, lighting, and receptacle/convenience use, including without limitation: use for all fluorescent, incandescent, task, task ambient and other lighting systems; office equipment such as duplicating (reproduction) machines, computers, terminals, mini computers, telecommunication/ audiovisual equipment; vending machines; and kitchen equipment. Tenant, at Tenant's sole expense, shall be responsible for all costs of adding additional Base Building electrical capacity (including without limitation subpanels, risers and transformers), to service Tenant's electrical requirements in excess of the foregoing six (6) watts per rentable square foot standard.

          6.1.3 Landlord shall at all times provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

          6.1.4 Landlord shall provide janitorial services in accordance with the specifications set forth on Exhibit F attached hereto Monday through
                                ---------
Thursday and Sunday, except the date of observation of the Holidays, in and about the Premises.

          6.1.5 Landlord shall provide nonexclusive automatic elevator service at all times.

     6.2  Overstandard Tenant Use.  Tenant shall not, without Landlord's prior
          -----------------------
written consent, generate heating loads, consume power or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
                                                                         -------
6.1 of this Lease.  If such consent is given or if TenantOs equipment requires
---
twenty-four (24) hour per day heating or air conditioning, Landlord shall have the right to require Tenant to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the actual cost thereof, without markup including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or electricity in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to
                                 -----------
Landlord, upon billing, the actual cost of such excess consumption, and the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the actual increased cost without markup directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of
                                                               -----------
this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. As of the date hereof, the hourly cost for excess HVAC usage is $38.00 per floor per hour, with a two hour minimum and such excess HVAC service can be activated by Tenant without notice to Landlord by use of Tenant's HVAC activation system. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

     6.3  Interruption of Use.  Tenant agrees that Landlord shall not be liable
          -------------------
for damages, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control. Notwithstanding the foregoing, Landlord agrees to use Landlord's commercially reasonable efforts to minimize any such service disruption as soon as is reasonably practicable except to the extent caused by Tenant or Tenant's agents, employees, contractors or invitees. To the extent any such failure, delay or diminution is caused by Landlord or Landlord's agents, employees or contractors and such disruption continues in excess of one (1) business day, then there shall thereafter be an equitable abatement of rent so long as such disruption continues. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary
                               ---------
controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.


                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all
                             ---------
improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8
                                                                  ---------
hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, if Tenant fails to make such repairs within ten (10) days after Landlord's demand therefor (or such lesser period of time as may be appropriate in the event of an emergency), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including three percent (3%) of the cost thereof to reimburse Landlord for overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided however, Landlord agrees to use Landlord's commercially reasonable efforts to do the foregoing in a manner which minimizes interference with Tenant's business and with reasonable prior notice to Tenant (which may be telephonic notice to Tenant's facilities manager) and to schedule disruptive work after Tenant's business hours or at other times scheduled in cooperation with Tenant. Landlord agrees to maintain the base, shell and core of the Building in good condition and repair consistent with a first class office building. If Landlord fails to do so, Tenant may exercise Tenant's rights pursuant to Section 19.6 hereof. Except as expressly
                                     ------------
provided in this Lease, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.


                                   ARTICLE 8
                                   ---------

                           ADDITIONS AND ALTERATIONS
                           -------------------------

     8.1  Landlord's Consent to Alterations.  Tenant may not make any
          ---------------------------------
improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, delayed or conditioned by Landlord; provided that Landlord shall not be required to consent to any Alterations which cause Hazardous Material to be incorporated into or brought into the Project or Premises. Landlord's consent shall not be required in connection with Tenant's recarpeting or repainting the interior of the Premises or relocation of modular furniture and modular offices; however, Tenant shall give Landlord at least ten
(10) days' prior written notice of any
such repainting or recarpeting. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.
          ---------                            ---------

     8.2  Manner of Construction.  Landlord may impose, as a condition of its
          ----------------------
consent to all Alterations or repairs of the Premises or about the Premises which require Landlord's approval, such reasonable requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove upon the expiration or any early termination of the Lease Term such Alterations as are in Landlord's reasonable opinion not likely to be used by subsequent tenants, such as, but not limited to, theatre space or exceptionally large or unusually shaped seminar or conference rooms, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Upon request of Tenant made at the time Tenant requests Landlord's approval of such Alterations, Landlord will notify Tenant whether Landlord will require removal of such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Newport Beach, in conformance with Landlord's reasonable construction rules and regulations, a copy of which construction rules and regulations in effect as of the date hereof have been delivered to Tenant. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Project, Building or Common Areas or any portion thereof, by any other tenant of the Project, and as not to obstruct the business of Landlord, other tenants in the Project, or interfere with the labor force working in the Project. Upon completion of any Alterations, Tenant agrees to notify Landlord so Landlord can cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, or if Tenant has not obtained such "as built" drawings and subject to Landlord's right to require "as built" drawings, a reproducible copy of the construction drawings of the Alterations.

     8.3  Payment for Improvements.  Upon completion of such work, Tenant shall
          ------------------------
deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

     8.4  Construction Insurance.  In the event that Tenant makes any
          ----------------------
Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount equal to the cost of the Alterations covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon
                                 ----------
completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Landlord agrees not to require any such bond or security so long as the Tenant is the original Tenant executing this Lease or an assignee permitted under Section 14.7
                                                                    ------------
hereof without Landlord's consent, and such Tenant occupies the portion of the Premises subject to the Alterations.

     8.5  Landlord's Property.  All Alterations, improvements, fixtures and/or
          -------------------
equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord at the end of the Lease Term, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires pursuant to the standard and in the manner provided in Section 8.2 that Tenant remove any
                                       -----------
Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.


                                   ARTICLE 9
                                   ---------

                             COVENANT AGAINST LIENS
                             ----------------------

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien resulting from work or materials ordered by Tenant, Tenant covenants and agrees to cause it to be promptly released and removed of record by payment or by posting a proper statutory lien release bond. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days after Tenant's receipt of Landlord's invoice therefor.


                                   ARTICLE 10
                                   ----------

                                   INSURANCE
                                   ---------

     10.1 Indemnification and Waiver.  To the extent not prohibited by law,
          --------------------------
Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant and which is not the result of the negligence or intentional act of Landlord, its agents, employees and contractors. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Landlord shall indemnify, defend, protect, and hold harmless Tenant and Tenant's partners and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Tenant Parties") from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Project other than the Premises, either prior to, during, or after the expiration of the Lease Term, to the extent caused by Landlord or Landlord Parties, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Tenant or Tenant Parties. The provisions of this Section 10.1
                                                                ------------
shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance.
          ---------------------------------------------------------------
Tenant shall, at Tenant's expense, comply with all reasonable insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. To Landlord's knowledge, as of the date hereof Tenant's conduct or use of the Premises does not cause any increase in such premiums. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 Tenant's Insurance.  Tenant shall maintain the following coverages in
          ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i)
   ------------
Bodily Injury and Property Damage Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate, and (ii) Personal Injury Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate.

          10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises effected by Tenant. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          10.3.3 Extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, to the Building or to the Project as a result of such perils.

          10.3.4  Form of Policies.  The minimum limits of policies of insurance
                  ----------------
required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies which has an insurable interest in the Project, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under

Section 10.1 of this Lease; (iii) be issued by an insurance company having a
------------
rating of not less than A-iX in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; provided however, such insurance may be effected by a blanket policy or policies of insurance provided that the total amount of insurance available with respect to the Premises and/or Tenant's liability hereunder shall be at least the equivalent of separate policies in the amounts required herein and that in other respects any such blanket policy or policies shall comply with the requirements of this Section 10.3.4; (v) provide
                                                    --------------
that said insurance shall not be canceled or coverage reduced unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver certificates of such insurance to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.

     10.4 Subrogation.  Landlord and Tenant agree to have their respective
          -----------
insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance, whether or not the coverages required hereunder are in fact maintained.

     10.5 Additional Insurance Obligations.  Tenant shall carry and maintain
          --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this

Article 10, as may be reasonably based on the amounts of insurance required by
----------
prudent owners of comparable buildings in the Newport Beach, California area.

     10.6 Landlord's Insurance.  Landlord shall during the Lease Term keep in
          --------------------
full force and effect: (a) commercial general liability insurance for bodily injury, personal injury and damage to property with such minimum limits as prudent owners of comparable property in Newport Beach, California from time to time carry, (b) a policy of "all-risk" property insurance for the full replacement value of the Project, with such commercially reasonable deductibles as Landlord may determine to be appropriate, and (c) such other insurance as Landlord deems reasonably necessary based on coverage maintained by owners of comparable properties in the Newport Center area of Newport Beach, California, including without limitation rental loss insurance. All insurance premiums shall be included in Operating Expenses, as described in Article 4 hereof. Such
                                                         ---------
insurance shall meet at least the minimum limits and requirements set forth in
Section 10.3.1 of this Lease and shall comply with the requirements of Section
10.3.4 of this Lease.


                                   ARTICLE 11
                                   ----------

                             DAMAGE AND DESTRUCTION
                             ----------------------

     11.1 Repair of Damage to Premises by Landlord.  Tenant shall promptly
          ----------------------------------------
notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises, any Common Areas serving or providing access to the Premises or any other portion of the Project shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the damaged areas.
                                       ----------
Landlord shall use commercially reasonable efforts to conduct such restoration in a manner to minimize disruption of Tenant's business at the Premises and such restoration shall be to substantially the same condition existing prior to the casualty, except for modifications required by zoning and building codes and other laws or any other modifications to the Common Areas deemed desirable by Landlord, all of which modifications shall be Landlord's responsibility, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under
Section 10.3 of this Lease with respect to the Tenant Improvements only, and
------------
Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

     11.2 Landlord's Option to Repair.  Notwithstanding the terms of Section
          ---------------------------                                -------
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the
----
Premises, Building and/or Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present:
(i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts not to exceed Two Hundred Fifty Thousand Dollars ($250,000), by Landlord's insurance policies.

     11.3 Waiver of Statutory Provisions.  The provisions of this Lease,
          ------------------------------
including this Article 11, constitute an express agreement between Landlord and
               ----------
Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

     11.4 Damage Near End of Term; Tenant's Right to Terminate.  In the event
          ----------------------------------------------------
that (i) the Premises, the Building or the Project is destroyed or damaged to any substantial extent (i.e., $250,000 or more to repair or replace) during the last eighteen (18) months of the Lease Term, unless Tenant has exercised an option to extend the Lease Term pursuant to Section 2.2 hereof (and for such
                                            -----------
purpose Tenant shall be entitled to an early exercise of any such option during the period ending with thirty (30) days after the date of the damage), in which event Landlord shall not be entitled to terminate the Lease pursuant to this clause (i) of this Section 11.4, or (ii) in the event the repairs cannot
                   ------------
reasonably be completed within one hundred eighty (180) days after the date of damage, then notwithstanding anything contained in this Article 11, either party
                                                        ----------
shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base

Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.


                                   ARTICLE 12
                                   ----------

                                   NONWAIVER
                                   ---------

     No waiver of any provision of this Lease by either party shall be implied by any failure of such party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.


                                   ARTICLE 13
                                   ----------

                                  CONDEMNATION
                                  ------------

     If twenty-five percent (25%) or more of the Premises, the Building or the Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if access to the Premises is substantially impaired, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, either party shall have the option to terminate this Lease upon sixty (60) days' notice, provided such notice is given no later than ninety (90) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, alterations and improvements paid for by Tenant from sources other than the Tenant Improvement Allowance and Tenant is not otherwise reimbursed by Landlord therefor and for moving expenses. All Rent shall be apportioned as of the date of such termination, or the date of such taking (i.e., the date the condemning authority requires possession), whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 14
                                   ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     14.1 Transfers.  Except as specifically permitted by Section 14.7 hereof,
          ---------                                       ------------
Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Transfer,
                        ------------
the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any
                                                                ---------
Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or
                                     --------------
not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord, all in an aggregate amount not more than $2,500 per Transfer.

     14.2 Landlord's Consent.  Landlord shall not unreasonably withhold its
          ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:


          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

          14.2.2  [Intentionally omitted.]

          14.2.3 The Transferee's intended use of the Premises is inconsistent with the permitted use specified in Article 5 above;
                                    ---------

          14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

          14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

          14.2.6 Except for a Transfer permitted without Landlord's consent pursuant to Section 14.7 hereof, the terms of the proposed Transfer will allow
            -----------
the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

          14.2.7  [Intentionally omitted.]

          14.2.8 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer; or

          14.2.9 The rent charged by Tenant to such Transferee during the term of such Transfer (the "Transferee's Rent"), calculated using a present value analysis, is less than eighty percent (80%) of the rent being obtained by Landlord at the time of such Transfer, based on Landlord's most recent transactions for comparable space in the Project for a comparable term (the "Quoted Rent"), calculated using a present value analysis.

          If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under
------------
Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's
------------
consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are
                        ------------
any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the
                                    ------------
proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14
                                                                  ----------
(including Landlord's right of recapture, if any, under Section 14.4 of this
                                                        ------------
Lease).

     14.3 Transfer Premium.  Subject to the provisions of Section 14.7, if
          ----------------                                ------------
Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by
                                                    ------------
Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of (x) the Rent and Additional Rent payable by Tenant under this Lease, plus (y) the broker's commission which Tenant actually in good faith pays to obtain the Transferee; any Economic Concessions (defined below) granted by Tenant to the Transferee; reasonable attorneys' fees incurred by Tenant in preparing the assignment or sublease, as the case may be, and in obtaining Landlord's consent thereto (excluding fees incurred in litigating or arbitrating rent or profit issues); and the unamortized cost of the tenant improvements constructed for the Transferee to the extent paid by Tenant, prorated to the amount of space subject to a sublease, but without proration in the case of an assignment. For purposes of this Section 14.3, "Economic Concessions" shall include, without limitation,
        ------------
annual rental rates and escalations, rent abatement concessions, tenant improvements or allowances, payment of broker's fees and commissions (if any), moving allowances, buy-outs of prior leases, payment or reimbursement of termination fees for prior leases, the value of extraordinary services, free or reduced rate parking privileges, reduced rent or free rent, options to extend at fixed or below market rates, and all other concessions having economic value.
In calculating the profits under this Section 14.3, Tenant shall deliver to
                                      ------------
Landlord a detailed description of the profit calculation, with the division of profit being on a monthly basis, and with an annual reconciliation and a right of Landlord to audit, in the same manner and within the same time as Tenant's right to audit set forth in Section 4.7 hereof with respect to Operating
                            -----------
Expenses. The Transfer Premium shall be determined, on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and
                                                             ------------
the Transferee's Rent and Quoted Rent under Section 14.2.9 of this Lease, the
                                            --------------
Rent paid during each annual period for the Subject Space by Tenant, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4 Landlord's Option as to Subject Space.  Notwithstanding anything to
          -------------------------------------
the contrary contained in this  Article 14, Landlord shall have the option, by
                                ----------
giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant; provided however, Tenant shall have the right to rescind Tenant's Transfer Notice by written notice to Landlord given within fifteen (15) days after Landlord notifies Tenant of Landlord's exercise of Landlord's rights under this sentence, and in such event Tenant's Transfer Notice shall be void ab initio and of no further force or effect
                              -- ------
whatsoever. If Tenant rescinds any such Transfer Notice, Landlord shall not have the rights set forth in the first sentence of this Section 14.4. Such
                                                        ------------
recapture, or sublease or assignment notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, provided Landlord
                                           ------------
has consented to the proposed Transfer or not responded within five (5) days after the date a second notice given to Landlord by Tenant at any time after thirty (30) days after receipt of the information required pursuant to Section
                                                                       -------
14.1 (which second notice must state in prominent bold type that unless Landlord
----
responds, Tenant shall be entitled to proceed as set forth in this sentence), then Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to the provisions of the last paragraph of Section
                                                                        -------
14.2 of this Lease.  Notwithstanding anything to the contrary set forth herein
----
(and except for any assignment or subletting with an effective date occurring during the last twenty-four (24) months of the Lease Term, including any extended Term if Tenant has exercised Tenant's option to extend the Term of this Lease pursuant to Section 2.2 hereof), Landlord shall not have the right to
                  -----------
recapture, or take an assignment or sublease, of the Subject Space pursuant to clauses (i) or (ii), above, of this Section 14.4 if Landlord does not agree, in
                                    ------------
Landlord's reasonable discretion, to allow Tenant to expand the size of the Premises beyond the size permitted by Section 1.1.6.4 of this Lease.
                                      ---------------

     14.5 Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms
          ------------------
and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, if understated by more than ten percent (10%). Any such audit must be within the time period specified in
Section 4.7.
-----------

     14.6 Additional Transfers.  For purposes of this Lease, the term "Transfer"
          --------------------
shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of PIMCO Advisors, L.P. as a constituent partner or if other than the original Tenant executing this Lease, twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

     14.7 Non-Transfers.  Notwithstanding anything to the  contrary contained in
          -------------
this Lease, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an "Affiliated" of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under Article 14 of this Lease (and no Transfer Premium shall be payable to
      ----------
Landlord in connection therewith), provided that Tenant notifies Landlord of any such assignment or sublease within twenty (20) days after such assignment or subletting and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, that if an assignment, the transferee assumes in full, in writing, the obligations of Tenant under this Lease accruing after the date of the Transfer (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full the obligations of Tenant with respect to such portion), in writing, and in each case a copy of such assumption is delivered to Landlord prior to the date of the assignment or subletting, and except for an assignment permitted under this

Section 14.7 without Landlord's consent, that such transferee or affiliate shall
-----------
have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the "Net Worth") in an amount which reasonably reflects financial stability in light of the responsibilities under the Lease and the transferee's or affiliate's other liabilities and financial obligations. "Control," as used in this Section 14.7, shall mean the
                                                   ------------
ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.


                                   ARTICLE 15
                                   ----------

                SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES
                ------------------------------------------------

     15.1 Surrender of Premises.  No act or thing done by Landlord or any agent
          ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2 Removal of Tenant Property by Tenant.  Upon the expiration of the
          ------------------------------------
Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the
                          ----------
Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Tenant elects to remove or Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Notwithstanding anything herein to the contrary, Tenant shall have the right to remove all items which bear any name, logo or other material proprietary to Tenant.


                                   ARTICLE 16
                                   ----------

                                  HOLDING OVER
                                  ------------

     If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord
                          ----------
to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a
                   ----------
waiver of any other rights or remedies of Landlord provided herein or at law.
If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting from such failure to surrender, provided that Landlord notifies Tenant in writing of the general nature of such liability within ten (10) days after Tenant requests that Landlord do so.


                                   ARTICLE 17
                                   ----------

                             ESTOPPEL CERTIFICATES
                             ---------------------

     Within fifteen (15) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached
                                                             ---------
hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Building or the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information concerning this Lease, Tenant or the Premises reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. In connection therewith, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, which statements may be the publicly disseminated statements of PIMCO Advisors, L.P. so long as such entity is a constituent general partner of Tenant and the Tenant is the original Tenant executing this Lease. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant or PIMCO Advisors, L.P., shall be audited by an independent certified public accountant.


                                  ARTICLE 18
                                  ----------

                                 SUBORDINATION
                                 -------------

     This Lease is subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs other than as specifically provided in this Lease, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within thirty (30) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases; provided however, Landlord agrees to provide Tenant with commercially reasonable subordination, non-disturbance and attornment agreement(s) in favor of Tenant from any ground lessors, mortgagees or lien holders of Landlord with respect to the Building as a condition precedent to Tenant's agreement to be bound by the future subordination of this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord represents and warrants that the Building is not currently encumbered by any mortgage or deed of trust.


                                   ARTICLE 19
                                   ----------

                               DEFAULTS; REMEDIES
                               ------------------

     19.1 Defaults.  The occurrence of any of the following shall constitute a
          --------
default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after receipt of written notice thereof from Landlord to Tenant;

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; provided that if such cure reasonably requires more than fifteen (15) days to effect, Tenant shall not be in default so long as Tenant commences the cure within such fifteen (15) day period and diligently pursues the cure to completion; or

          19.1.3  [Intentionally Omitted.]

          19.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days; or

          19.1.5  The committing of waste on the Premises;

          19.1.6 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof; or
                                                           ----------

          19.1.7  [Intentionally Omitted.]

     19.2 Remedies Upon Default.  Upon the occurrence of a default by Tenant,
          ---------------------
Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                     (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                     (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                     (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          The term "rent" as used in this Section 19.2 shall be deemed to be and
                                          ------------
to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no
                                           ----------
case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     19.3 Subleases of Tenant.  Whether or not Landlord elects to terminate this
          -------------------
Lease on account of any default by Tenant, as set forth in this Article 19,
                                                                ----------
Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 Form of Payment After Default.  Following the occurrence of a default
          -----------------------------
by Tenant, and until the cure of such defaults, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     19.5 Efforts to Relet.  For the purposes of this Article 19, Tenant's right
          ----------------                            ----------
to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19.6 Landlord's Default.  Landlord shall not be in default in the
          ------------------
performance of any obligation required to be performed by Landlord under this Lease, and Tenant shall have no right to any remedy for such failed obligation available under this Lease, at law or otherwise, unless Landlord has failed to perform such obligation within a commercially reasonable time period (which shall not exceed fifteen (15) days unless the time to cure such failure requires more than fifteen (15) days in which event Landlord must commence to cure within such fifteen (15) day period and thereafter diligently pursue the same to completion) after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if, during such commercially reasonable time period, Landlord neither cures the failed obligation nor commences performance and thereafter diligently and continuously proceeds to cure such failed obligation, then Landlord shall be in default in the performance of such obligation required to be performed under this Lease, and Tenant may cure Landlord's default for the account and at the expense of Landlord and render a bill to Landlord for such expense. If Landlord fails to pay such bill within thirty (30) days after it is rendered, Tenant may bring suitable legal action to require Landlord to pay such bill. If the final judgment of such action determines that Landlord was in default, and that Tenant in curing the default reasonably incurred an expense, or if Landlord agrees in writing that Tenant may do so with respect to the amount of the deduction, Tenant, in addition to its normal remedies, but subject to the provisions of
Section 29.10 of this Lease (which Section 29.10 shall prevail in the event of a
-------------                      -------------
conflict with this Section 19.6), may deduct the amount of the final judgment,
                   ------------
together with interest as set forth in the following sentence, or the amount so approved by Landlord, as the case may be, from the Base Rent and any other amounts payable by Tenant hereunder to Landlord until Tenant has recovered all of such amount. The amount to be paid by Landlord shall include interest on the judgment at the reference rate of interest of Bank of America, N.T.&S.A., not to exceed the highest rate permitted by applicable law, from the date Tenant paid the expense to the date of payment by Landlord to Tenant. In addition, but subject to the provisions of Section 29.10 hereof, Tenant may exercise such
                             -------------
rights or remedies that shall be provided or permitted by law to recover any damages proximately caused by such default, and, at Tenant's election, and after five (5) business days' written notice to Landlord of such election, Tenant may offset all or any portion of such award against any obligation due and owing by Tenant to Landlord under this Lease.


                                   ARTICLE 20
                                   ----------

                                ATTORNEYS' FEES
                                ---------------

     If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.


                                   ARTICLE 21
                                   ----------

                                SECURITY DEPOSIT
                                ----------------

     No later than September 1, 2004, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10
                                                                     ----------
of the Summary. Subject to Landlord's prior approval as to the form of the letter of credit, the Security Deposit may be in the form of an unconditional, irrevocable standby letter of credit issued by a nationally recognized financial institution having at least One Hundred Million Dollars ($100,000,000.00) in capital, which provides that Landlord can draw on the letter of credit subject only to Landlord's delivery of a certification that Landlord is entitled to do so pursuant to this Article 21. Landlord shall have the right to approve the
                    ----------
financial institution issuing the letter of credit, which approval shall not be unreasonably withheld. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten
(10) days after written demand therefor, provide a replacement letter of credit in the required amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at

Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.


                                   ARTICLE 22
                                   ----------

                         ROOFTOP USE/SATELLITES; ACCESS
                         ------------------------------

     22.1 Rooftop Use/Satellites.  Subject to Tenant paying to Landlord the
          ----------------------
prevailing rate charged by Landlord therefor, except as otherwise specifically set forth herein, Tenant shall have the non-exclusive right to install, operate and maintain up to an aggregate of four (4) telecommunication antennae, satellite dishes or microwave dishes, whether receiving and/or transmitting signals, and related telecommunications equipment (collectively, the "Antenna") at locations on the roof of the Building within the area described on Exhibit A
                                                                      ---------
attached hereto and incorporated herein by this reference and of a design which shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves the location of the three (3) Antennae installed on the roof of the Building as of the date hereof. Landlord agrees that Tenant shall not be required to pay any rental on any satellite dishes included within the Antenna provided the diameter or width of the satellite dish does not exceed twenty-four (24) inches. The initial monthly rental rate for each Antenna in excess of (i) twenty-four (24) up to and
                ----
including sixty (60) inches in diameter shall be Two Hundred Dollars ($200) per month, and (ii) sixty (60) inches in diameter shall be Three Hundred Dollars ($300) per month, which rental rates shall increase on the first day of the fourth Lease Year and on the first day of every third (3rd) anniversary thereafter by twenty percent (20%) over the monthly rental in effect prior to the date of such increase. Tenant's installation and operation of the Antenna shall be conditioned upon Tenant fulfilling, at Tenant's sole cost and expense, the following obligations:

          (a) Tenant's right to install, operate and maintain the Antenna shall be subject to all governmental laws, rules and regulations (including without limitation, applicable building codes and any regulations promulgated by all applicable governmental authorities). Landlord agrees, at no cost or liability to Landlord, to cooperate with Tenant in Tenant obtaining all required governmental permits and licenses for the Antenna.

          (b) All costs of installation, operation, insuring and maintenance of the Antenna and any connecting cable (including, without limitation, costs of obtaining any necessary permits and any and all costs of electricity attributable to the Antenna) shall be borne by Tenant directly. Tenant and Tenant's agents, employees and contractors shall have the right of access to the roof of the Building upon reasonable prior notice to Landlord (including oral notice to Landlord or the security office of the Building), at any time to inspect, maintain, repair and replace the Antennae; provided however, any such activity which disrupts or would disrupt tenants of the Building shall be conducted after business hours.

          (c) It is expressly understood that Landlord retains the right to use by Landlord or others the roof of the Building for any purpose whatsoever provided that Landlord shall not unreasonably interfere with the use or operation of the Antenna.

          (d) Tenant shall use the Antenna so as not to cause any unreasonable interference to other tenants in the Building or with any other telecommunication equipment and not to damage or interfere with the normal operation of the Building.

          (e) Landlord shall not have any obligation with respect to the maintenance or repair of the Antenna nor shall Landlord be responsible for any damage that may be caused to Tenant or the Antenna whether caused by any other tenant in or occupant of the Building or otherwise, except to the extent caused by the negligence or willful action of Landlord or Landlord's agents, employees or contractors. Landlord makes no representation that the Antenna will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

          (f) Tenant shall (i) be solely responsible for any damage related to the Antenna, including damage to the Building, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Antenna and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) pay for all necessary repairs, replacements or maintenance of the Antenna.

          (g) Tenant shall remove the Antenna and connecting cable at Tenant's sole cost upon the expiration or earlier termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the roof of the Building upon such removal to the extent required by such work of removal.

          (h) In no event shall any Antenna, or any part thereof, extend above the parapet wall surrounding the rooftop of the Building, and the Antenna shall consist of equipment, machinery and appurtenances generally comparable to that installed atop the Building.

     22.2 Access.  Tenant and Tenant's architects, engineers, consultants and
          ------
contractors shall have access to the Building and the Premises for the purpose of planning Tenant's work in the Premises and installing Tenant's fixtures and equipment in the Premises subject to Landlord's reasonable rules and regulations governing such access. Any inspection or work to be performed by Tenant or Tenant's architects, engineers, consultants or contractors within the Premises shall be done so as not to interfere with any work being performed by Landlord or Landlord's contractors at the Premises and shall be subject to Landlord's construction rules and regulations in effect from time to time, a copy of which currently effective construction rules and regulations have been delivered to Tenant. Landlord, at no cost to Tenant, shall provide use of Landlord's freight elevators, parking facilities, loading docks, electricity, water and related facilities at the Building as may reasonably be necessary to enable Tenant and Tenant's architects, engineers, consultants and contractors to perform such inspection and work; provided however, that Tenant shall be responsible and liable to Landlord and Landlord's contractor for any damage done to such facilities by Tenant or Tenant's architects, engineers, consultants or contractors in using same. Such access shall be in the nature of a license and shall be automatically revoked upon any termination or cancellation of this Lease. Such access to the Building shall be had only during the normal hours of construction on the Premises. In consideration of such license, Tenant shall carry liability insurance as provided in Section 10.3 hereof. Tenant agrees to
                                         ------------
indemnify Landlord against and hold Landlord free and harmless from any and all loss, cost, damage, claim or liability which may arise from any act or omission of Tenant or Tenant's architects, engineers, consultants or contractors related to such access to the Building. Any access to the Building by Tenant or Tenant's architects, engineers, consultants or contractors shall be upon reasonable advance telephonic notice to Landlord (not to exceed twenty-four (24) hours advance notice). Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant shall be entitled to use the Building's existing shafts, risers and conduits (including unused portions of the existing four (4) inch underground Telco conduit) between the Premises and other portions of the Building (including the roof) for the purposes of installation and maintenance of conduits, cables, ducts, flues, pipes and similar devices for the Antennae and other communications or data processing equipment, supplementary heating, ventilating and air conditioning systems and similar uses consistent with the Building being a first class office building and not interfering with the use or occupancy of the Building by other tenants. Subject to the provisions of Article 8 hereof (including without limitation Landlord's approval thereof),
   ---------
Tenant, at Tenant's expense, shall have the right to install a two (2) inch underground conduit between the 800 Building and the 840 Building for use with Tenant's fibre optics facilities.

     22.3 Back-up Generator.  Tenant shall have the right to install, operate
          -----------------
and maintain a back-up electricity generator and related equipment for support of Tenant's telecommunications and computer systems, subject to Tenant complying with all applicable governmental laws, rules and regulations (collectively, the "Back-up Equipment"). The Back-up Equipment and an enclosure therefor (which enclosure is to match the existing enclosure) shall be located as depicted on

Exhibit A attached hereto.  Landlord agrees, at no cost or liability to
---------
Landlord, to cooperate with Tenant in Tenant obtaining all governmental permits and licenses required for the installation and operation of the Back-up Equipment and enclosure at such location. All costs of installation, operation, insuring and maintenance of the Back-up Equipment and any connecting cables and conduits (including, without limitation, the cost of obtaining any necessary permits or license and any all costs of electricity attributable to the Back-up Equipment) shall be borne by Tenant. Landlord shall not have any obligation with respect to the maintenance or repair of the Back-up Equipment nor shall Landlord be responsible for any damage that may be caused to Tenant or the Back-up Equipment, other than that caused by the negligence or intentional action of Landlord, its agents, employees or contractors. Tenant, at Tenant's sole cost, shall remove the Back-up Equipment and connecting cables and conduits (i.e., generator, enclosure and conduits to the Building electrical room) upon the expiration or earlier termination of this Lease or upon the imposition of any governmental law or regulation which may require such removal, and shall repair the Building upon such removal to the extent required by such work of removal.


                                   ARTICLE 23
                                   ----------

                                     SIGNS
                                     -----

     23.1 Full Floor Tenants.  Subject to Landlord's prior written approval, in
          ------------------
its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

     23.2 Multi-Tenant Floor Tenants.  If other tenants occupy space on the
          --------------------------
floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

     23.3 Prohibited Signage and Other Items.  Any signs, notices, logos,
          ----------------------------------
pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, as well as the Monument Sign (as defined below), are subject to the prior written approval of Landlord, in Landlord's sole discretion. Tenant shall be entitled to one (1) line of signage on the lobby directory of each Building for each nine hundred (900) rentable square feet of space leased by Tenant in that Building. Tenant shall be responsible for the cost of such lobby directory signage.

     23.4 Monument Signage.  So long as Tenant is leasing and occupying at least
          ----------------
forty-five thousand (45,000) rentable square feet within the Building under this Lease (the "Required Occupancy Level") and subject to satisfaction and fulfillment of all "Sign Requirements" (as defined below), Tenant shall have the non-exclusive right, at Tenant's sole expense, to install and maintain one panel sign on the monument sign located on the Newport Center Drive side of the Building (the "Monument Sign"). Tenant may transfer the right to the Monument Sign to any "Affiliate" of Tenant (defined in Section 14.7) or permitted
                                              ------------
assignee or sublessee under Section 14.7 of this Lease which leases or subleases
                            ------------
(together with all Affiliates of Tenant) in excess of the Required Occupancy Level so long as such transferee is of comparable reputation, standing and image in the business community as the original Tenant executing this Lease, and is not engaged in a business and does not hold a political orientation which, in Landlord's reasonable good faith judgment, is disreputable or is inconsistent with the quality of the Project. Subject to Landlord's prior written approval of the permitted transferee's changes to and replacements of the Monument Sign, Landlord agrees that Landlord shall not withhold Landlord's approval to a sign of comparable size to Tenant's original sign which uses Tenant's transferee's name provided that the proposed sign is consistent with generally accepted standards for signage in similar first class office projects in the Fashion Island area of Newport Beach, California. Tenant shall promptly remove Tenant's panel on the Monument Sign and repair the monument as necessary due to such removal, all at Tenant's sole cost and expense, immediately upon the termination of this Lease or, upon written request of Landlord, upon Tenant's failure to meet such Required Occupancy Level. The size, style, graphics and type of the Monument Sign shall match the existing signs on the Monument Sign and shall be subject to any and all approvals and requirements and all applicable laws, regulations and ordinances of the City of Newport Beach. The cost of obtaining any and all approvals of the City of Newport Beach and the cost of all fabrication, installation, maintenance, insurance, removal and utilities, if any, for Tenant's Monument Sign shall be paid by Tenant. Landlord shall cooperate in Tenant's efforts to comply with the Sign Requirements in order to allow Tenant's Monument Sign to be installed. Landlord does not warrant or represent that Tenant's Monument Sign, or the plans and specifications therefor, shall meet any and all approvals and requirements or any and all applicable laws, regulations and ordinances of the City of Newport Beach. The Sign Requirements include all documents of record affecting the Building. The only third party approval of Tenant's panel sign on the Monument Sign, other than the City of Newport Beach, is the approval of The Irvine Company.


                                   ARTICLE 24
                                   ----------

                              COMPLIANCE WITH LAW
                              -------------------

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including without limitation the ADA. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, including without limitation all ADA requirements affecting the Premises, including corridors and restrooms, other than the making of structural changes or changes to the Building's life safety system on all floors on which Tenant leases the entire leasable area; provided however, Landlord shall be responsible for compliance with all ADA requirements in effect and applicable as of the Lease Commencement Date with respect to the restrooms located on the fifth and sixth floors of the 800 Building. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.


                                   ARTICLE 25
                                   ----------

                                  LATE CHARGES
                                  ------------

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided however, there shall be no late charge as to the first late payment in each calendar year which is paid within five (5) days after receipt of written notice from Landlord. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date they are due shall thereafter bear interest until paid at a rate per annum equal to twelve percent (12%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.


                                   ARTICLE 26
                                   ----------

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
              ----------------------------------------------------

     26.1 Landlord's Cure.  Except as otherwise specifically set forth in this
          ---------------
Lease, all covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 Tenant's Reimbursement.  Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and
   ------------
expenses referred to in Article 10 of this Lease; and (iii) if Landlord is
                        ----------
determined to be the prevailing party, sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive
                                                      ------------
the expiration or sooner termination of the Lease Term. Except to the extent otherwise specifically set forth herein, all non-periodic monetary payments payable by Tenant to Landlord shall be due and payable to Landlord upon Tenant's receipt of Landlord's invoice therefor and shall be delinquent thirty (30) days thereafter.

                                   ARTICLE 27
                                   ----------

                               ENTRY BY LANDLORD
                               -----------------

     Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or, during the last twelve (12) months of the Lease Term, tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Landlord shall use commercially reasonable care to minimize the disruption of Tenant's business in connection with any such entry. Notwithstanding anything to the contrary contained in this Article 27, Landlord
                                                           ----------
may enter the Premises at any time to (A) perform services required of Landlord;
(B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent unless Tenant is thereby prevented from operating in the Premises for more than one (1) business day, in which event there shall be an equitable abatement of Rent for the duration of the interference. Landlord may take such steps as required to accomplish the stated purposes. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.


                                   ARTICLE 28
                                   ----------

                                 TENANT PARKING
                                 --------------

     Tenant shall rent from Landlord parking passes on a monthly basis throughout the Lease Term in numbers up to those determined pursuant to Section
                                                                        -------
11 of the Summary for parking spaces located on the site of the Project.  Except
--
as otherwise provided in Section 11 of the Summary, Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for parking passes at the location of such passes. In addition, Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the passes are located and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility in question at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility in question for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord agrees to use Landlord's commercially reasonable efforts to minimize interference with Tenant's access to the Premises and use of the parking facility in connection with the foregoing activities. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control delegated by Landlord. The parking passes rented by Tenant pursuant to this Article 28
                                         ----------
are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.


                                   ARTICLE 29
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     29.1 Binding Effect.  Each of the provisions of this Lease shall extend to
          --------------
and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
              ----------

     29.2 No Air Rights.  No rights to any view or to light or air over any
          -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.3 Modification of Lease.  Should any current or prospective mortgagee or
          ---------------------
ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within twenty
(20) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within twenty (20) days following the request therefor. All documents pursuant to this Section shall be prepared by Landlord at Landlord's cost.

     29.4 Transfer of Landlord's Interest.  Tenant acknowledges that Landlord
          -------------------------------
has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease accruing after the effective date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Landlord shall cause the transferee to assume such obligations in writing. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.5 Prohibition Against Recording.  Except as provided in Section 29.3 of
          -----------------------------                         ------------
this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

     29.6 Captions.  The captions of Articles and Sections are for convenience
          --------
only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.7 Relationship of Parties.  Nothing contained in this Lease shall be
          -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     29.8   Time of Essence.  Time is of the essence of this Lease and each of
            ---------------
its provisions.

     29.9   Partial Invalidity.  If any term, provision or condition contained
            ------------------
in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.10  Landlord Exculpation.  It is expressly understood and agreed that
            --------------------
notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the lesser of (a) the interest of Landlord in the Project and the Building or (b) the equity interest Landlord would have in and to the Project and Building if the Project and the Building were encumbered by debt in an amount equal to eighty percent (80%) of the value of the Project and the Building, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     29.11  Entire Agreement.  It is understood and acknowledged that there are
            ----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, the exhibits hereto and the Storage Space Agreements contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.12  Right to Lease.  Landlord reserves the absolute right to effect such
            --------------
other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

     29.13  Force Majeure.  Any prevention, delay or stoppage due to strikes,
            -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     29.14  Notices.  All notices, demands, statements, approvals or
            -------
communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of
                                                                 ---------
the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section
                                                                        -------
3 of the Summary, or to such other firm or to such other place as Landlord may
-
from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date of receipt or refusal on the return receipt if mailed as provided in this Section 29.14 or upon the date personal delivery is made or
                 -------------
attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the same opportunity to cure such default as is afforded to Landlord prior to Tenant's exercising any remedy available to Tenant.

     29.15  Joint and Several.  If there is more than one Tenant, the
            -----------------
obligations imposed upon Tenant under this Lease shall be joint and several.

     29.16  Authority.  Each individual executing this Lease on behalf of Tenant
            ---------
or Landlord hereby represents and warrants that such entity is a duly formed and existing entity qualified to do business in California and that such entity has full right and authority to execute and deliver this Lease and that each person signing on behalf of such entity is authorized to do so.

     29.17  Governing Law.  This Lease shall be construed and enforced in
            -------------
accordance with the laws of the State of California.

     29.18  Submission of Lease.  Submission of this instrument for examination
            -------------------
or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.19  Brokers.  Landlord and Tenant hereby warrant to each other that they
            -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers") whose commission shall be
             ----------
paid by Landlord pursuant to Landlord's separate written agreement with Landlord's broker, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this

Section 29.19 shall survive the expiration or earlier termination of the Lease
-------------
Term.

     29.20  Independent Covenants.  This Lease shall be construed as though the
            ---------------------
covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as specifically provided herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above pursuant to Section 19.6.
                           ------------

     29.21  Project or Building Name and Signage.  Landlord shall have the right
            ------------------------------------
at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building other than as the address for the Premises or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

     29.22  Transportation Management.  Tenant shall fully comply with all
            -------------------------
present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy;
(iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     29.23  [Intentionally Omitted.]

     29.24  Landlord Renovations.  It is specifically understood and agreed that
            --------------------
Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Project, including without limitation the parking structure, Common Areas, systems and equipment, roof, and structural portions of the same. Landlord agrees to use Landlord's commercially reasonable efforts to minimize disruption of Tenant's access to and use of the Premises and the parking facilities in connection with any such Renovations. If Tenant is prevented from operating in the Premises for more than one (1) business day because of any such Renovation, there shall be an equitable abatement of Rent for the duration of the interference. Landlord agrees to give Tenant prior written notice of any Renovation which will materially interfere with Tenant's use of the Premises or the parking facilities. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

     29.25  Airport Disclosure Statement Required by City of Newport Beach.  The
            --------------------------------------------------------------
following disclosure statement of the City of Newport Beach's policy regarding John Wayne (Orange County) Airport is required to be included in all leases and sub-leases for space in the Project. Accordingly, Tenant agrees to include such disclosure statement in any sublease of the Premises or any portion thereof, and Tenant, as well as Tenant's heirs, successors and assigns, acknowledges that:

          (i) John Wayne Airport may not be able to provide adequate air service for business establishments which rely on such service;

          (ii) When an alternate air facility is available, a complete phase out of jet service may occur at John Wayne Airport; and

          (iii) The City of Newport Beach may continue to oppose additional commercial air service expansions at John Wayne Airport.

     29.26  Private Road.  Landlord possesses a non-exclusive right to use Santa
            ------------
Maria Drive (i.e., the private road running along the easterly line of the Project and presently connecting San Clemente Drive with Newport Center Drive) for the purpose of ingress to and egress from the Project and said private road serves both the Project and owner ("Owner") of the private road (i.e., the Owner's building and the surrounding landscaped area and parking area). The Owner possesses the right to dedicate all or any portion of said road to the City of Newport Beach at any time. Additionally, the Owner possesses the right to transfer and assign (to any buyer or ground lessee of its property) its non-exclusive right to use said private road, or to enter into cross-easements with any such buyer or ground lessee in connection with Landlord's non-exclusive right to use said private road. No exercise by Owner of any of its rights under this Article shall have any effect upon this Lease, nor shall same subject Landlord to any liability, as long as Tenant (along with its agents, employees and invitees) continues to have the non-exclusive right to use said private road with no material adverse effect thereon. Santa Maria Drive (i.e., the private road running along the easterly line of the Project) is not part of the Common Areas, but Tenant (along with its agents, employees and invitees) shall have the non-exclusive right to use said private road, as more specifically provided in this Section 29.26. Accordingly, all costs of repair and maintenance in
     -------------
connection with the entire private road (i.e., from Newport Center Drive to San Clemente Street) shall be allocated proportionately as follows: 56% to the Owner's facility (and thus not included as operating costs of the Project) and 44% to the Project (and thus included as Project Expenses of the Project.

     IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

                              "Landlord":

                              CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM, a retirement system created under the laws of the State of California

                              By:   ERE Yarmouth Inc., Its investment advisor

                                    By:   /s/WILLIAM VINCENT
                                          ------------------

                                    Its:  Senior Vice President
                                          ---------------------



                              "Tenant"

                              PACIFIC INVESTMENT MANAGEMENT COMPANY,
                              a Delaware general partnership

                              By:   PIMCO Management, Inc., a Delaware
                                    corporation, Managing General Partner


                                    By:   /s/ ERNEST L. SCHMIDER
                                          ----------------------

                                    Its:  Executive Vice President
                                          ------------------------


                                    By:   /s/ WILLIAM S. THOMPSON
                                          -----------------------

                                    Its:  Chief Executive Officer
                                          -----------------------

Exhibit A:  Outline of Premises
Exhibit B:  Rules and Regulations
Exhibit C:  Form of Notice of Lease Term Dates
Exhibit D:  Tenant Work Letter
Exhibit E:  Estoppel Certificate
Exhibit F:  Janitorial Specifications
Exhibit G:  Building Standard Component Specifications
Exhibit H:  HVAC Standards

                                   EXHIBIT A
                                   ---------

                              OUTLINE OF PREMISES
                              -------------------



1.   Designate Termination Portion ((S) 1.1.4).

2.   Designate Must Take Space ((S) 1.1.5).

3.   Rooftop/Satellite Area ((S) 22).

4.   Generator Area ((S) 22).

5.   14 VIP Reserved Parking Space [Space Nos. 3, 5, 6, and 145-155]

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


  Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. Landlord shall, however, use reasonable efforts to apply such Rules and Regulations in a non-discriminatory manner against Tenant and the other tenants of the Project.

  1. Tenant shall not alter any lock or install any new or additional locks or bolts on any external doors of the Building or windows of the Premises without obtaining Landlord's prior written consent and the locks to such exterior doors shall be keyed to the Building's master key(s). Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

  2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

  3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Newport Beach area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord shall reasonably cooperate in issuing passes as reasonably requested by Tenant. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

  4. All significant moving activity into or out of the Building (that is, any moving activity requiring more than two trips in the freight elevator) shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 8:00 a.m. to 6:00 p.m., Monday through Friday other than service deliveries using the freight elevators for periods not to exceed thirty (30) minutes per instance. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly
distribute the weight.   Landlord will not be responsible for loss of or damage
to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

  5. No furniture or equipment will be received in the Building or carried up or down in the elevators, except between such hours and only in the freight elevator as shall be designated by Landlord. Messenger services may use the Building's passenger elevators at any time so long as the messenger is not using dollies or other equipment.

  6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

  7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent the same.

  8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

  9. Tenant shall not overload the floor of the Premises, nor deface the Premises or any part thereof without Landlord's prior written consent.

  10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines, photocopy machines, computers and computer terminals and standard kitchen equipment shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

  11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material other than normal office supplies and cleaning materials. Landlord acknowledges and approves Tenant keeping fuel in the self-contained fuel tank in Tenant's Back-up Equipment.

  12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied or reasonably approved by Landlord.

  13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

  14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds or vehicles except for vehicles using the parking facilities in the Project. Bicycles may be parked only in the bicycle racks provided in the Project's parking facilities.

  15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

  16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord; provided that Tenant may utilize all existing conduits in connection with Tenant's replacement of existing equipment.

  17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

  18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

  19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

  20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

  21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

  22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

  23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

  24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

  25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord with respect to the Project. This obligation may be satisfied by distribution to Tenant's employees of memoranda or e-mails.

  26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

  27.  No smoking shall be permitted in the Building.

  Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the

Premises, Building, Project, and the Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Any amendments, modifications or additions to these Rules and Regulations shall be effective ten
(10) days after receipt thereof by Tenant. In the event of any conflict between the Lease and any present or future Rules and Regulations, the Lease shall control.

                                   EXHIBIT C
                                   ---------

                      FORM OF NOTICE OF LEASE TERM DATES
                      ----------------------------------

To: __________________________
    __________________________
    __________________________
    __________________________


  Re: Office Lease dated ___________, 199__ between CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM, a retirement system created under the laws of the State of California ("Landlord"), and PACIFIC INVESTMENT MANAGEMENT COMPANY, a Delaware general partnership ("Tenant") concerning Suite _________________ on floor(s) _______________________ of the office building located at _____________________
____________________________________________________, Newport Beach, California.


Gentlemen:

  In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

  1. The Premises are Ready For Occupancy, and the Lease Term shall commence on or has commenced on __________________________ for a term of __________________
ending on _________________.

  2.  Rent commenced to accrue on __________________, in the amount of ________.

  3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

  4. Your rent checks should be made payable to ________________________________ at ___________________________________________________________________________.

  5. The exact number of rentable square feet within the Premises is ___________ square feet.

  6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ____________________%.

                              "Landlord":

                              CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM, a retirement system created under the laws of the State of California

                              By: Equitable Real Estate Investment Management Inc., Its investment advisor

                                    By: ______________________________________

                                    Its:______________________________________

Agreed to and Accepted as
of _________, 19____.

"Tenant"

PACIFIC INVESTMENT MANAGEMENT
COMPANY, a Delaware general partnership

By:  PIMCO Management, Inc., a Delaware
     corporation, Managing General Partner

     By: _________________________________

     Its:_________________________________

     By: _________________________________

     Its:_________________________________

                                   EXHIBIT D
                                   ---------

                            PACIFIC FINANCIAL PLAZA
                            -----------------------

                              TENANT WORK LETTER
                              ------------------

          This Tenant Work Letter sets forth the terms and conditions relating to the construction of the tenant improvements in the Premises. Landlord and Tenant acknowledge that tenant improvements have already been constructed for Tenant in that portion of the Premises heretofore leased by Tenant or Tenant's Affiliate under the Original Lease and the Advisors Lease and, accordingly, the construction work contemplated hereunder shall generally consist of refurbishment of such existing tenant improvements and construction of new tenant improvements in the Must-Take Space not heretofore leased by Tenant or an Affiliate of Tenant. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 29 of the
                                                ---------------------
Standard Form Office Lease to which this Tenant Work Letter is attached as Exhibit D and of which this Tenant Work Letter forms a part, and all references
---------
in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.
                        --------------------


                                   SECTION 1
                                   ---------

                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES
                -----------------------------------------------

          1.1  Base, Shell and Core of the Premises as Constructed by Landlord.
               ---------------------------------------------------------------
Landlord has constructed, at its sole cost and expense, the base, shell, and core of the floors of the Building on which the Premises are located (collectively, the "Base, Shell, and Core"). Landlord represents and warrants that the Base, Shell and Core shall be in good condition and repair as of the Lease Commencement Date.


                                   SECTION 2
                                   ---------

                             TENANT'S IMPROVEMENTS
                             ---------------------

          2.1  Tenant Improvement Allowance.  Tenant shall be entitled to a one-
               ----------------------------
time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of One Million Eighty-Seven Thousand Three Hundred Eighty Dollars ($1,087,380.00), which is equal to Five Dollars ($5.00) per usable square foot of the Premises other than the Must-Take Space but including Suite 100 of Must-Take Space II (or $293,460 based on an aggregate of 58,692 usable square feet), plus Thirty Dollars ($30.00) per usable square foot of the Must-Take Space (other than Suite 100 of Must-Take Space II) ($793,920 based on 26,464 usable square feet), for the costs relating to the design and construction of Tenant's improvements which are permanently affixed to the Premises, including the Must-Take Space (the "Tenant Improvements"). Notwithstanding anything to the contrary set forth herein, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance allocable to Suites 100 or 150 of Must-Take Space II until the Must-Take Space Commencement Date applicable to such space, which allocable amounts are Twenty-Five Thousand Eight Hundred Eighty Dollars ($25,880) with respect to such Suite 100 and Eighty-Three Thousand Three Hundred Ten Dollars ($83,310) with respect to such Suite 150. The Tenant Improvement Allowance exclusive of the amounts allocable to Suites 100 and 150 of Must-Take
          --
Space II is the aggregate amount of Nine Hundred Seventy-Eight Thousand One Hundred Ninety Dollars ($978,190). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Further, in no event shall

                               EXHIBIT D - Page 1

Landlord be obligated to make disbursements pursuant to this Work Letter for any unused portion of the Tenant Improvement Allowance. Tenant shall be entitled to apply the Tenant Improvement Allowance to costs incurred for any portion of the Premises, including the Must-Take Space, notwithstanding the method of calculating the amount of the Tenant Improvement Allowance. Except with respect to the portion of the Tenant Improvement Allowance allocable to Must-Take Space II, any portion of the Tenant Improvement Allowance which is not utilized by Tenant by December 31, 1998 (or the date twelve (12) months after the applicable Must-Take Space Rent Commencement Date with respect to Suites 100 and 150 of Must-Take Space II), shall revert to Landlord and Tenant shall receive no credit for any unused portion of the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of Section 8.5 of the Lease.
                                                       -----------

          2.2  Disbursement of the Tenant Improvement Allowance.  Subject to
               ------------------------------------------------
Tenant's right to receive disbursements of the Tenant Improvement Allowance as set forth herein, Tenant shall pay all costs related to the construction of the Tenant Improvements. The Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process to Tenant or directly to Tenant's Contractor, as requested) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment
                           -----------
of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of
                                                                  -----------
this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by Code; (iv) the "Landlord Administration Fee", as that term is defined in Section
                                                                         -------
4.3.2 of this Tenant Work Letter; (v) the cost of any demolition of existing
-----
improvements in the Premises; and (vi) permits.  Notwithstanding the foregoing,
(a) up to Twelve Thousand Seven Hundred Seventy-Three Dollars Forty Cents ($12,773.40) calculated at the rate of $.15 per usable square foot of the Premises, including the Must-Take Space of the Tenant Improvement Allowance may be used for preliminary space planning services by Tenant's Architect; and (b) up to One Hundred Seventy Thousand Three Hundred Twelve Dollars ($170,312.00) calculated at the rate of $2.00 per usable square foot of the Premises, including the Must-Take Space may be used for Tenant's relocation/expansion costs such as data and communication cabling, furniture disassembly and reassembly and related expenses. The aggregate amount payable to Landlord (but exclusive of any amounts payable to third parties under clause (i)) pursuant to clauses (i) and (iv) shall not exceed two percent (2%) of the Tenant Improvement Allowance. As a condition to Landlord's disbursement to Tenant of the Tenant Improvement Allowance for construction of Tenant Improvements, Tenant shall deliver to Landlord: (i) original lien waivers (unconditional for the final draw of the Tenant Improvement Allowance) from all contractors, subcontractors, materialmen, suppliers and all other persons performing work or supplying materials on or about the Premises in connection with the Tenant Improvements; and (ii) copies of appropriate invoices and other evidence showing actual costs incurred by Tenant in constructing the Tenant Improvements and, in addition with respect to the final disbursement: (a) a certificate of occupancy (if available for the construction being completed) for the Premises indicating that the Tenant Improvements and the Premises are acceptable for occupancy; (b) a copy of all building permits with all sign-offs executed; (c) Tenant's Architect's certification that the Tenant Improvements have been constructed in accordance with the Final Working Drawings and are one hundred percent (100%) complete; and
(d) an affidavit from Tenant's Contractor stating that all contractors, subcontractors, materialmen, suppliers and, to the extent such persons have provided "20-day" preliminary notices as required by law, all other persons performing work or supplying materials and/or services on or about the Premises in connection with the Tenant Improvements, have been paid in full and have waived all liens and claims arising as a result of the Tenant Improvements.

                              EXHIBIT D - Page 2

          2.3  Standard Tenant Improvement Package.  Landlord has established
               -----------------------------------
specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, a copy of which Specifications are attached as Exhibit "G" to the Lease. The quality of
                                     -----------
Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications.


                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

          3.1  Selection of Architect/Construction Drawings.  Tenant shall
               --------------------------------------------
retain an architect/space planner selected by Tenant and reasonably approved by Landlord (the "Architect") to prepare all preliminary, design development and engineered/construction documents, including the "Construction Drawings," as that term as defined in this Section 3.1. Landlord hereby approves Gensler
                             -----------
Associates as the Architect. Landlord shall have the right to reasonably approve the engineering consultants and contractors (the "Engineers") retained by Tenant or Tenant's contractor to prepare all plans and engineering working drawings relating to, as well as to perform any construction work relating to, the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall be in a drawing format and specifications reasonably acceptable to Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for Landlord's sole purpose and shall not
              ---------
imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or Landlord's space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Section 10.1 of this
                                                         ------------
Lease shall specifically apply to the Construction Drawings. Except as may otherwise specifically be set forth herein, Landlord shall approve or disapprove any matters or items submitted to Landlord pursuant to this Work Letter by written notice to Tenant given within ten (10) business days after submittal to Landlord, and if such matters or items are not approved or disapproved within such period, then the matter or item shall be deemed approved. Any disapproval shall be accompanied by the reasons therefor, which shall be limited to "design problems" that would cause an adverse effect upon the Building base, shell or core or any structural, mechanical or other major component of the Project or the exterior appearance of the Project or any other matter to which Landlord reasonably objects or which conflicts with applicable laws or regulations.

          3.2  Final Space Plan.  On or before the date set forth in Schedule 1,
               ----------------                                      ----------
attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          3.3  Final Working Drawings.  On or before the date set forth in
               ----------------------
Section 1, Tenant, the Architect and the Engineers shall complete the
---------
architectural and engineering drawings for the Premises,

                              EXHIBIT D - Page 3
and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          3.4  Permits.  The Final Working Drawings shall be approved by
               -------
Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Thereafter, Tenant shall promptly submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the
                   ------------
construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant and Tenant's Contractor shall be responsible for all phases of the permitting process and obtaining any building permit or certificate of occupancy for the Premises; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant or Tenant's Contractor to obtain any such permit or certificate of occupancy. Except for de minimis changes, no changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord will not withhold its consent to any reasonable changes in the Approved Working Drawings so long as such changes are consistent with the specifications Landlord has established for the Building.

          3.5  Time Deadlines.  Tenant shall use its best, good faith, efforts
               --------------
and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process, to receive the permits, and to complete the construction of the Tenant Improvements as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and
                                               ---------  ---------
in this Tenant Work Letter are set forth and further elaborated upon in Schedule
                                                                        --------
1 (the "Time Deadlines"), attached hereto.  Each party agrees to comply with the
-
Time Deadlines.

          3.6  ADA Certifications.  Prior to Tenant's submittal of working
               ------------------
drawings for a building permit for the Tenant Improvements, Landlord shall obtain from Landlord's Architect and deliver to Tenant's architect such Architect's certification that as of such date the Building, including the Common Areas of the Project and including all restrooms located on the fifth and sixth floors of the 800 Building but excluding the restrooms located on the
                                     --
first, second and third floors of the 800 Building, and excluding the Premises, the Must-Take Space and other leasable areas, comply with the requirements of the ADA (as defined in Section 4.2.3 of the Lease) that are "readily
                       -------------
achievable." On the date that a building permit is issued for the Tenant Improvements contemplated by this Work Letter, Tenant shall obtain from Tenant's Architect a certificate that, to such Architect's knowledge and subject to completion of the Tenant Improvements substantially in accordance with the Construction Drawings, the Premises will comply with the requirements of the ADA in effect as of the date of issuance of the building permit. If Landlord's Architect has exceptions to its ADA certification, Landlord, at Landlord's cost, shall complete such work as may be necessary in order that Landlord's Architect can certify as required above and any such work shall be scheduled so as to minimize disruption of construction of the Tenant Improvements and Tenant's use and occupancy of the Premises.


                                   SECTION 4
                                   ---------

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS
                    ---------------------------------------

          4.1  Contractor.  Howard Construction or another general contractor
               ----------
designated by Tenant and subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned

                              EXHIBIT D - Page 4
or delayed ("Contractor"), shall construct the Tenant Improvements. The Contractor shall comply with Landlord's construction rules and guidelines.

          4.2  [Intentionally omitted.]

          4.3  Construction of Tenant Improvements by Contractor Under the
               -----------------------------------------------------------
               Supervision of Landlord.
               -----------------------

               4.3.1  [Intentionally Omitted.]

               4.3.2  Retention of Contractor. Tenant shall independently retain
                      -----------------------
               Contractor, to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord and Landlord's Architect shall oversee the construction by Contractor and preparation of the Construction Drawings, Final Space Plan, Final Working Drawings and the Approved Working Drawings. In order to reimburse Landlord for such services, Tenant shall pay a construction administration and management fee (the "Landlord Administration Fee") to Landlord in an amount equal to the product of two percent (2%) of the Tenant Improvement Allowance. Landlord shall be entitled to deduct such fee from the Tenant Improvement Allowance. Notwithstanding the foregoing, Tenant, Tenant's Architect and the Contractor shall be responsible for the construction of the Tenant Improvements in compliance with all applicable federal, state and local codes, rules and regulations.

               4.3.3  Contractor's Warranties and Guaranties.  Landlord hereby
                      --------------------------------------
               assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

               4.3.4  Tenant's Covenants.  Tenant hereby indemnifies Landlord
                      ------------------
               for any loss, claims, damages or delays arising from the actions of Architect or Contractor on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall notify Landlord to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, promptly following Substantial Completion of the Tenant Improvements, Tenant shall have prepared and delivered to Landlord a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.


                                   SECTION 5
                                   ---------

                     COMPLETION OF THE TENANT IMPROVEMENTS
                     -------------------------------------

          5.1  Ready for Occupancy.  The Premises shall be deemed "Ready for
               -------------------
Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon: (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any minor "punch-list" items and any Tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor; (ii) a temporary certificate of occupancy is issued for the Premises; (iii) Tenant is able to occupy the Premises in accordance with all applicable governmental permits, regulations and requirements; and (iv) utilities are available at the Premises.

          5.2  Delay of the Substantial Completion of the Premises.  The Lease
               ---------------------------------------------------
Commencement Date with respect to the Premises, exclusive of the Must-Take Space, is set forth in Section 7.2 of the Summary of Basic Lease Information of
                       -----------
the Lease.  Except as provided in this Section 5.2, the Must-Take Space Rent
                                       -----------
Commencement Date for the applicable Must-Take Space shall occur as set forth in

Section 1.1.5.1 of the
---------------

                              EXHIBIT D - Page 5

Lease and Section 5.1, above. If there shall be a delay or there are delays in
          -----------
the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Must-Take Space Rent Commencement Date for the applicable Must-Take Space, as set forth in Section 1.1.5.1 of the Lease, as a
                                            ---------------
direct, indirect, partial, or total result of:

                  5.2.1  Landlord's failure to comply with the Time Deadlines;

                  5.2.2 Landlord's failure to timely approve any matter requiring Landlord's approval;

                  5.2.3 A breach by Landlord of the terms of this Tenant Work Letter or the Lease;

                  5.2.4 Landlord's request for changes in the Approved Working Drawings;

                  5.2.5 Any other acts or omissions of Landlord, or Landlord's agents, or employees; or

                  5.2.6 Failure of Landlord's Architect to deliver the certification required pursuant to Section 3.6 of this Work Letter;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Must-Take Space Rent Commencement Date with respect to the applicable portion of the Must-Take Space shall be that date determined by increasing the time period set forth in Section 1.1.5.1 of the Lease by the aggregate period of all such delays. Landlord shall not be responsible for any other delays in the construction of the Tenant Improvements and Tenant's remedies, if any, for any such delay shall be against the Contractor.


                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          6.1  Tenant's Entry Into the Premises Prior to Substantial Completion.
               ----------------------------------------------------------------
Landlord shall allow Tenant access to the Building and the portion of the Premises not heretofore leased by Tenant or an Affiliate of Tenant (unless such portion is subject to a lease with another tenant), as well as certain other facilities of the Building in accordance with (and subject to the conditions set forth in) Section 22.2 of the Lease for the purpose of Tenant installing
          ------------
overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises.

          6.2  Tenant's Representative.  Tenant has designated Anita Dunn as
               -----------------------
Tenant's sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

          6.3  Landlord's Representative.  Landlord has designated Alan Arch as
               -------------------------
Landlord's sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

          6.4  Time of the Essence in This Tenant Work Letter.  Unless otherwise
               ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where either party is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at the end of such period the item shall automatically be deemed approved or delivered and the next succeeding time period shall commence.

                              EXHIBIT D - Page 6

          6.5  Tenant's Lease Default.  Notwithstanding any provision to the
               ----------------------
contrary contained in this Lease, if an event of default as described in Section
                                                                         -------
19.1 of the Lease, or a default by Tenant under this Tenant Work Letter, has
----
occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause contractor to cease the construction of the Premises, and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be postponed until such time as such default is cured pursuant to the terms of the Lease.

                              EXHIBIT D - Page 7

                                   SCHEDULE 1
                                   ----------

                                 TIME DEADLINES
                                 --------------

Dates                     Actions to be Performed
-----                     -----------------------

 A.  March 15, 1998       Final Space Plan to be completed by Tenant and
                          delivered to Landlord.

 B.  April 15, 1998       Tenant to deliver Final Working Drawings to Landlord.

 C.  May 15, 1998         Tenant to deliver Permits to Contractor.


                       SCHEDULE 1 TO EXHIBIT D - Page 1

                                 EXHIBIT E
                                 ---------

                             ESTOPPEL CERTIFICATE
                             --------------------

TO:_______________________
   _______________________
   _______________________
   _______________________
   Attn:__________________

   __________________________________ ("Tenant") hereby certifies as follows:

  1. The undersigned is the Tenant under that certain Office Lease dated _____ _____, 19____ (the "Lease"), executed by ______________________________________
("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at ______________________________________ (the "Property").

  2. Pursuant to the Lease, Tenant has leased approximately _______ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit of $________________. The term of the Lease commenced on ______________________, 19____ and the expiration date of the Lease is ________.
Tenant has paid rent through ___________________, 19____. The next rental payment in the amount of $____________ is due on _____________________, 19_____.
Tenant is required to pay ________________ percent (____%) of all annual operating expenses for the Property in excess of _____________________________.


  3.  Tenant is entitled to _________________ parking spaces. ______________ of such spaces are at a charge rate of $__________, __________________ of such spaces are at a charge rate of $________________ and the balance of such spaces are at a charge rate of $_________________, all on a per space per month basis.

  4. The Lease provides for an option to extend the term of the Lease for ________________ years. The rental rate for such extension term is as follows:
_______________________________________________________________________________
______________________________________.  Except as expressly provided in the
Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

  5. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):_________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

  6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises.

  7. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

  8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

  9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises or the Property except as follows (if none, state "none"): _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

  This Certificate is given to ________________________________________________
with the understanding that __________________ will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to _________________________. Following any such conveyance, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the _________ and its successor in interest as if no purchase had occurred.



DATED:  ______________, 19___
                                              "Tenant"

                                              ________________________________,
                                              a _______________________________

                                              By: _____________________________

                                              Its: ____________________________

                                              By: _____________________________

                                              Its: ____________________________

                                  EXHIBIT "H"

                                 HVAC STANDARDS



Landlord shall provide and operate a heating, ventilating and air conditioning ("HVAC") system with service available on a year round basis in all occupied areas of the Building in accordance with the following standards:

Base Building HVAC system to furnish conditioned clean supply air through the high and/or medium pressure base building air ducts, in sufficient capacities and quantities and at temperatures and pressures as required to maintain conditions as noted below:

1.  Available Supply Air (55 degrees F cold plenum @ cooling):

    (i)   Plaza level - 1.3 cfm/rsf

    (ii)  Typical Floor (2-6) - .9 cfm/rsf

    (iii) 7th floor - .95 cfm/rsf

2.  Supply air delivered to the space shall use minimum 55% efficient filters.

3.  Outside air requirements consistent with ASHRAE Standard 62-1989

4. Maximum sound levels within the space shall not exceed NC 35-40 without vibration.